                                                                    EXHIBIT 10.6

                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT (the "SUBLEASE") is entered into as of the 4th day of November, 2003, by and between the Sublandlord and Subtenant hereinafter named. Upon the terms and conditions hereinafter set forth, the Sublandlord and
Subtenant agree as follows:

1.       DEFINITIONS AND BASIC PROVISIONS. The following definitions and basic provisions shall be used in conjunction with and limited by the reference thereto in the provisions of this Sublease:

         A. "ASSIGNMENT": Assignment and Assumption Agreement dated as of the date hereof, between Subtenant, as Assignor, and Sublandlord, as Assignee.

         B. "COMPLETE RELEASE": That Guarantor has been fully and completely released from any liability under the Guaranty, the Participation Agreement and any other Operative Documents to which it is a party and the Sublandlord shall have been fully and completely released from all liability under the Master
Lease and the other Operative Documents to which it is a party.

         C. "GUARANTOR": Suez, a societe anonyme organized and existing under the laws of the Republic of France.

         D. "GUARANTY": Guaranty dated as of December 30, 2002 by Guarantor to the Beneficiaries named therein.

         E. "INDENTURE TRUSTEE": WILMINGTON TRUST COMPANY, as Indenture Trustee

         F. Address of Indenture Trustee: Rodney Square North
                                          1100 North Market Street
                                          Wilmington, DE 19890-0001
                                          Attn: Corporate Trust Administration

                                          With a copy to:

                                          Morris, James, Hitchins & Williams LLP
                                          222 Delaware Avenue
                                          10th Floor
                                          Wilmington, DE 19801
                                          Attn: Michael M. Ledyard, Esq.

         G. "INDENTURE TRUSTEE'S ACCOUNT":   WILMINGTON TRUST CO,
                                          INDENTURE TRUSTEE,
                                          WILMINGTON, DE, 19890-0001
                                          ACCOUNT # 60338-0
                                          ABA 031100092

         H. "LETTER OF CREDIT": A letter of credit in the Required Amount determined on the date on which Subtenant shall be required pursuant to
Paragraph 8 of this Sublease to deliver a Letter of Credit to Sublandlord and on each Determination Date thereafter in an amount determined in accordance with
Paragraph 8.A.

         I. "MASTER LANDLORD": WACHOVIA BANK OF DELAWARE, National Association,
as Owner Trustee

         J. Address of Master Landlord:   One Rodney Square
                                          920 King Street

                                          Wilmington, Delaware 19801
                                          Attn: Sterling Correia
                                          Telecopy: (302) 888-7544

         K. "MASTER LEASE": Lease Agreement dated as of December 30, 2002 by and between Wachovia Bank of Delaware, National Association, as Owner Trustee, as
landlord, and Ondeo Nalco Company, as tenant, as assigned by Ondeo Nalco Company to Sublandlord as of the date hereof. A copy of the Master Lease is attached hereto as Exhibit A.

         L. "PARTICIPATION AGREEMENT": Participation Agreement dated as of
December 30, 2002 among Ondeo Nalco Company, as Tenant, NCC Solar Company, as
Owner Participant, Beneficial Life Insurance Company, Salomon Smith Barney Inc.,
General Electric Capital Assurance Company, Employers Reinsurance Corporation,
as Loan Participants, Suez, as Guarantor, Verizon Capital Corp., as Owner
Participant Guarantor, Wachovia Bank of Delaware, National Association, as Owner
Trustee, and Wilmington Trust Company, as Indenture Trustee.

         M. "REIMBURSEMENT AGREEMENT": Reimbursement Agreement dated as of the date hereof, 2003 between Guarantor and Subtenant.

         N. "REIMBURSEMENT AGREEMENT TERMINATION DATE": the date on which
Guarantor shall have made the final reimbursement payment required to be made by the Reimbursement Agreement.

         O. "SPA": the Stock Purchase Agreement dated as of August 31, 2003 among Blackstone/Neptune Acquisition Company L.L.C., LEO Holding Company and
Nalco International S.A.S.

         P. "SUBLANDLORD": Leo Holding Company, a Delaware corporation.

                 Address of Sublandlord: c/o United Water Resources
                                         200 Old Hook Road
                                         Harrington Park, NJ 07640
                                         Attn.: Joe Boyle
                                         Telecopy: (201) 767-6512

                                         With copies to:

                                         Suez
                                         16, rue de la Ville I'Eveque
                                         75008 Paris, France
                                         Attn: General Secretary - Patrick Ouart
                                         Telecopy: (33)1-40-06-66-22

                                         and

                                         Davis Polk & Wardwell
                                         450 Lexington Avenue
                                         New York, NY 10017
                                         Attn: Paul R. Kingsley, Esq.
                                         Telecopy: (212) 450-3800

         Q. "SUBLEASE BASE RENT": The Base Rent payable under the Master Lease.

         R. "SUBLEASE COMMENCEMENT DATE": The date this Sublease becomes effective pursuant to Paragraph 2.B.

         S. "SUBLEASE EXPIRATION DATE": December 30, 2027.

                                       2

         T. "SUBLEASE PREMISES": Corporate Center, Naperville, Illinois and as
more fully described in Exhibit A to the Master Lease.

         U. "SUBLEASE SUPPLEMENTAL RENT": The Supplemental Rent payable under the Master Lease.

         V. "SUBLEASE TERM": A period commencing on the Sublease Commencement
Date and expiring on the Sublease Expiration Date. Notwithstanding the
foregoing, if the Master Lease terminates prior to the Sublease Expiration Date by its terms, the Sublease Term shall simultaneously terminate effective on such termination date.

         W. "SUBTENANT": ONDEO NALCO COMPANY, a Delaware corporation.

         X. Address of Subtenant:        Nalco Company
                                         1601 W. Diehl
                                         Naperville, IL 60563-1198
                                         Attn: Chief Financial Officer
                                         Telecopy: (603) 305-2937

                                         With copies to:

                                         Nalco Holdings LLC
                                         c/o The Blackstone Group
                                         345 Park Avenue
                                         New York, NY 10154
                                         Attn: Chinh Chu
                                         Telecopy: (212) 583-5722

                                         and

                                         Simpson Thacher & Bartlett LLP
                                         425 Lexington Avenue
                                         New York, NY 10017
                                         Attn: Kenneth S. Wyman, Esq.
                                         Telecopy: (212) 455-2502

         Y. Each of the following terms are defined in the paragraph referred to for such term.

                             TERM                         PARAGRAPH
                             ----                         ---------
               Additional Property Provisions                 18
               Cash Collateral Account                       8.A
               Determination Date                            8.A
               Incorporated Provisions                     3.B(iii)
               Issuing Bank                                  8.B
               Non-Renewal Notice                            8.B
               L/C Termination Event                         8.B
               Required Amount                               8.A
               Sublandlord Indemnities                       14.B
               Sublease Additional Rent                      7.B
               Sublease Rent                                 7.B
               UCP 500                                       8.B

                                       3

         Z. Capitalized terms used but not defined herein have the same meanings herein as in the Master Lease. In addition, the rules of construction and interpretation set forth in Appendix A to the Participation Agreement shall be deemed incorporated herein.

2.       GRANTING CLAUSE; EFFECTIVENESS.

         A. Demise of Sublease Premises. Sublandlord, in consideration of the covenants and agreements to be performed by Subtenant, and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Subtenant, and Subtenant does hereby take from Sublandlord, the Sublease Premises, to have and to hold for the Sublease Term (unless sooner terminated as hereinafter provided).

         B. Effectiveness. This Sublease shall be effective as of the date first above written.

3.       MASTER LEASE.

         A. This Sublease is made subject to all applicable terms and conditions of the Master Lease, which are incorporated into and made a part of this
Sublease as if Sublandlord were Master Landlord and Subtenant were Tenant thereunder. For purposes of this Sublease, "Master Lease" shall include the following sections of the Participation Agreement: Section 5 (Covenants of
Tenant), Section 10 (Indemnification) and Appendix A (Definitions) (to the
extent of definitions used in the Master Lease or Sections 5 and 10 of the
Participation Agreement), provided that in Section 5, to the extent incorporated, references to "Owner Participant" shall be deemed be references to
Sublandlord and in Section 10, "Indemnitees" and "Tax Indemnitees" shall include
Sublandlord Indemnitees. Nothing contained in this Sublease shall be construed to (x) create privity of estate or privity of contract between Subtenant and the
Master Landlord or (y) constitute an undertaking or warranty by Sublandlord of performance by the Master Landlord or the Indenture Trustee of their respective obligations under the Master Lease or any other Operative Document. Except as otherwise specifically provided in this Sublease, Sublandlord shall have no duty to pursue any remedies or actions against the Master Landlord or the Indenture
Trustee in connection therewith.

         B. Except as otherwise provided herein, as between Sublandlord and
Subtenant, all of the agreements, covenants, terms, conditions and provisions of the Master Lease and Sections 5 and 10 of the Participation Agreement are
incorporated in this Sublease and are applicable under this Sublease as agreements, covenants, terms, conditions and provisions between Sublandlord and
Subtenant; provided, however, that:

              (i) the following sections and articles of the Master Lease are not Incorporated Provisions, to wit: Section 2.1(a) (Demise and Lease); Section
3.3 (Method of Payment); Article 4 (Right of First Refusal); Article 5
(Extension Options); Section 10.2 (Separation from Additional Property); Section
11.1 (Assignment Permitted; Tenant Remains Liable); Sections 16.1(f), (h) and
(i) (Event of Default by Guarantor); Section 17.1(c) (Remedies); Section 21.1
(Early Termination); Article 24 (Adjacent Property; Bridge; Expansion Rights)
(other than 24.6 (Expansions) and 24.7 (Construction Obligations to the extent the same relate to Expansions); Article 25 (Easements, Zoning and Approvals) (to
the extent the same relate to the Additional Property): Section 26.19 (Security
Funds); Section 26.24 (Non-Recourse); and Section 26.26 (Security for Landlord's
Obligations to the Indenture Trustee);

              (ii) the following provisions of Section 5 of the Participation
Agreement are not Incorporated Provisions, to wit: Section 5.3 (Change of
Control); Sections 5.4(c) and (d) (Financial Statements of Guarantor); Section
5.5 (Delivery of No-Fault Certificate); Section 5.8 (Further Assurances);
Section 5.9 (Environmental Notice to Indenture Trustee); Section 5.11 (Separate
Tax Lot); and Section 5.13 (Additional Property Use Restriction);

                                       4

              (iii) for avoidance of doubt, the provisions of the Master Lease and Sections 5 and 10 of the Participation Agreement, other than those identified in clauses (i) and (ii) above, respectively, are herein referred to as the "INCORPORATED PROVISIONS";

              (iv) as incorporated herein and applicable hereunder, the
Incorporated Provisions are deemed changed as follows: (x) unless otherwise provided herein, references in the Incorporated Provisions to: (1) "Lease" are
deemed changed to refer to "Sublease", (2) "Landlord" and "Landlord's" are deemed changed to refer to "Sublandlord" and "Sublandlord's", respectively, (3)
"Tenant" and "Tenant's" are deemed changed to refer to "Subtenant" and
"Subtenant's", respectively, (4) "Property" are deemed changed to refer to
"Sublease Premises", (5) "Rent" are deemed changed to refer to "Sublease Rent",
(6) "Base Rent" are deemed changed to refer to "Sublease Base Rent", (7)
"Allocated Rent" are deemed changed to refer to "Sublease Allocated Rent", (8)
"Supplemental Rent" are deemed changed to refer to "Sublease Supplemental Rent",
(9) "Term" are deemed changed to refer to "Sublease Term", and (10) "Base Term"
are deemed changed to refer to "Sublease Base Term" and (y) the phrases in the
Incorporated Provisions (1) "Landlord's consent", "Landlord's approval", and phrases of similar import (including "consent of Landlord" and "approval of
Landlord"), are deemed changed to refer to "(A) Landlord's consent pursuant to the Master Lease and (B) Sublandlord's consent pursuant to this Sublease", (2)
"notify Landlord" or "notice to Landlord" and phrases of similar import are deemed changed to refer to "notify the Master Landlord and the Sublandlord" and
"notice to the Master Landlord and the Sublandlord" and the like, and (3)
"indemnify Landlord" or "hold Landlord harmless" and phrases of similar import
(including any obligation to pay the costs and expenses incurred by Landlord)
are deemed changed to refer to "indemnify the Master Landlord and the
Sublandlord" and "hold the Master Landlord and the Sublandlord harmless" and the like;

              (v) as incorporated herein and applicable hereunder, the
Incorporated Provisions are deemed changed as follows:

                   (a) Time periods in the Incorporated Provisions are deemed changed as set forth on Schedule I.

                   (b) For purposes of incorporating Section 1.1 (Definitions), references to "Tenant" shall not be deemed changed to "Subtenant."

                   (c) The second sentence of Section 3.5 (Net Lease) shall be deemed changed by adding at the beginning of such sentence, the phrase "Except as expressly provided in this Sublease,...." The fourth and fifth sentences of Section 3.5 are amended by changing the phrase "Section 12.1 and Article 21" to "this Sublease."

                   (d) Section 6.1 (Waivers) is deemed amended as follows: (1)
              in clause (b), "Landlord" shall not be deemed changed to
              "Sublandlord", and (2) in the first sentence, (A) "and" shall be deleted, (B) a comma before "(f)" shall be inserted, and (C) the following phrase shall be inserted at the end of the sentence after the word "conditions": "and (g) the Operative Documents and the rights of any parties thereunder".

                   (e) Section 6.2(b) (Tenant's Right to Enforce Warranties)
              remains subject to the rights of the Master Landlord and Section
              6.2(c) shall be deemed changed by inserting the following before the third comma: "(other than seeking the cooperation or consent of the Master Landlord to such enforcement by Subtenant)".

                   (f) Clause (ii) of the proviso in Section 8.2 (Maintenance)
              shall be deemed changed by replacing "Guarantor" with "Subtenant".

                                       5

                   (g) The seventh sentence of Section 8.3(c) (Alterations) is deemed changed by adding the phrase "as incorporated in this
              Sublease" at the end of such sentence.

                   (h) In Section 8.4 (Title to Alterations), references to
              "Landlord" shall not be deemed changed to "Sublandlord."

                   (i) In Section 8.6 (Payment of Taxes), "as incorporated in this Sublease," shall be added after the second comma appearing in the first sentence.

                   (j) Section 9.1 (Coverage) is subject to Paragraph 10 of this
              Sublease. In Section 9.1(b), the words "or Guarantor" shall be deemed omitted from the first sentence.

                   (k) Under circumstances where the expiration or termination of this Sublease is coterminous with the expiration or termination of the Master Lease, in Section 10.1 (Return of Property to
              Landlord), references to "Landlord" shall not be deemed changed to
              "Sublandlord." In addition, at Sublandlord's option, the
              Environmental Report required therein shall be delivered to
              Sublandlord at least sixty (60) days prior to the last day of the
              Sublease Term.

                   (l) Section 12.1 (Event of Loss) is subject to Paragraph 15 of this Sublease.

                   (m) Subject to Paragraph 9 of this Sublease, clause (ix) of
              Section 14.1 (Subleasing Permitted; Tenant Remains Liable) shall be amended to read in full as follows: "(ix) Subtenant shall provide Master Landlord and Sublandlord notice and a true, complete and correct copy of the proposed Sublease and, unless a
              Complete Release shall have occurred, Sublandlord shall have consented thereto, such consent not to be unreasonably withheld or delayed."

                   (n) Article 15 (Inspection) shall be deemed to extend to
              inspections by, and "Inspecting Parties" shall include, each of
              Master Landlord and Sublandlord and their respective
              representatives and agents.

                   (o) Section 17.1 (Remedies) shall be subject to Paragraph 13 of this Sublease.

                   (p) The first sentence in the penultimate paragraph of
              Incorporated Section 17.1(e) of the Master Lease shall be modified in its entirety as follows:

                   "In the event that Sublandlord shall demand payment of the
                   Forced Sale Amount then, upon payment by Subtenant of such amount and all other amounts required under this Incorporated
                   Section 17.1, and upon presentation of evidence satisfactory to the Sublandlord that the Property is and will remain,
                   during the period described below, in compliance with the
                   insurance requirements of the Master Lease, Subtenant may
                   commence marketing of the Property to any Person (other than
                   Subtenant or any Affiliate of the Subtenant) at its sole cost and expense and may require Sublandlord to cause Master
                   Landlord to execute documents to effectuate a sale to any
                   Person (other than the Subtenant or any Affiliate of the
                   Subtenant) provided such documents are contemplated by
                   Article 22 below (except that Master Landlord shall not

                                       6

                   be required to give any representation or warranty of any
                   kind in connection with any sale)."

                   (q) The second to last sentence of the penultimate paragraph of Incorporated Section 17.1(e) of the Master Lease shall be modified in its entirety as follows:

                   "If no sale pursuant to this Incorporated Section 17.1(e)
                   shall have occurred within 365 days after the payment by
                   Subtenant of the Forced Sale Amount, Master Landlord or
                   Sublandlord shall have the right to convey the Property to any Person (except to Subtenant or any Affiliate of
                   Subtenant) and for any consideration (including nominal
                   consideration) as it may elect in its sole discretion."

                   (r) Incorporated Section 17.1(e)(2)(iv) of the Master Lease
              shall be changed to read as follows: "an amount (the "Forced Sale
              Amount") equal to the Termination Value as of the Final Payment
              Date; plus"

                   (s) For the purpose of Section 26.3 (Notices), Subtenant's
              "Address" shall be as set forth in Paragraph 1.X.

                   (t) Incorporated Article 25 (Easements, Zoning and Approvals)
              and Section 24.6 (Expansions) and Section 24.7 (Construction
              Obligations) (as the obligations therein relate to Expansions) of the Master Lease are subject to Paragraph 18 of this Sublease.

                   (u) Incorporated Section 5.2 of the Participation Agreement
              (Merger, Consolidation, Sale of Substantially All Assets) shall be deemed changed to add ", Sublandlord" after "Owner Participant" in each place such term appears.

                   (v) Incorporated Section 5.4(e) of the Participation
              Agreement (Delivery of Financial Statements) shall be deemed changed to exclude references to Sections 5.4(c) and (d)
              therefrom.

                   (w) Incorporated Appendix A to the Participation Agreement
              (Definitions) are deemed changed as follows: (1) in the
              definitions of "Net Casualty Proceeds" and "Net Condemnation
              Proceeds", "Tenant" shall not be deemed to be "Subtenant", (2)
              this Sublease shall be deemed an "Operative Document", and (3) in the definition of "Permitted Liens" the words "or Guarantor" shall be deemed deleted in each place such words appear.

4.       REPRESENTATIONS AND WARRANTIES BY SUBLANDLORD. Sublandlord represents and warrants to Subtenant:

         A. Due Organization and Ownership. Sublandlord is a Delaware
corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Sublandlord has all corporate powers to carry on its business as now conducted.

         B. Authorization; Enforceability and No Defaults. The execution, delivery and performance by Sublandlord of this Sublease are within
Sublandlord's corporate powers and have been duly authorized by all necessary corporate action on the part of Sublandlord. This Sublease constitutes a valid and binding agreement of Sublandlord, enforceable against Sublandlord in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (ii) for limitations imposed by general principles of equity. Sublandlord's execution, delivery and performance of this
Sublease and the consummation of the

                                       7

transactions contemplated hereby, do not and will not (i) violate the certificate of incorporation or bylaws, or any equivalent organizational documents, of Sublandlord, (ii) assuming compliance with the matters referred to in Section 3.03 of the SPA, violate in any material respect any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) except as disclosed in Schedule 3.04 of the SPA, require any consent or other action by any Person under, constitute a material default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of Sublandlord or to a loss of any material benefit to which Sublandlord is entitled under any provision of any material agreement or other instrument binding upon Sublandlord or (iv) result in the creation or imposition of any
Lien (as defined in the SPA) on any asset of Sublandlord, except for any
Permitted Liens (as defined in the SPA) and any Lien created by this Sublease.

5.       REPRESENTATIONS AND WARRANTIES BY SUBTENANT. Subtenant represents and warrants to Sublandlord:

         A. Due Organization and Ownership. Subtenant is a corporation duly formed, validly existing and in good standing under the laws of the State of
Delaware and is qualified to do business in the State of Illinois. Subtenant has all corporate powers required to carry on its business as now conducted.

         B. Authorization; Enforceability and No Defaults. The execution, delivery and performance by Subtenant of this Sublease are within Subtenant's corporate powers and have been duly authorized by all necessary corporate action on the part of Subtenant. This Sublease constitutes a valid and binding agreement of Subtenant, enforceable against Subtenant in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and
(ii) for limitations imposed by general principles of equity. Subtenant's execution, delivery and performance of this Sublease and the consummation of the transactions contemplated hereby, do not and will not (i) violate the certificate of incorporation or bylaws, or any equivalent organizational documents, of Subtenant, (ii) violate in any material respect any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a material default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of Subtenant or to a loss of any material benefit to which Subtenant is entitled under any provision of any material agreement or other instrument binding upon Subtenant or (iv) result in the creation or imposition of any Lien on any asset of Subtenant, except for any
Permitted Liens (as defined in the SPA) and any Lien created by this Sublease.

         C. Notice of Defaults. Subtenant shall provide Sublandlord with prompt written notice of any breach of or default under any financial covenant pursuant to any agreement or instrument to which it is a party evidencing the senior or other debt of Subtenant or occurrence of the acceleration of the obligations of
Subtenant thereunder or the maturity thereof which by its terms have not been paid when due (whether or not waived by the lender thereof).

6.       NOTICES, DUTY TO COOPERATE.

         A. Notice Under Master Lease; Other Notices. If, at any time during the
Sublease Term, Sublandlord receives any notice of default or any other notice or demand from Master Landlord under the Master Lease with respect to the Sublease
Premises, Sublandlord shall promptly deliver a true and correct copy of same to
Subtenant (unless it is evident from the notice that a simultaneous notice has been sent by Master Landlord to Subtenant).

         B. Cooperation. Except as provided herein, Sublandlord will, at
Subtenant's reasonable request and at Subtenant's cost and expense, reasonably cooperate with Subtenant in connection with the exercise by Subtenant of any of its rights, remedies and benefits under this Sublease, including (without limitation), (i) giving notices to and obtaining required consents from the
Master Landlord, (ii) subject to Paragraph 17, exercising (on behalf of
Subtenant) any tenant options or elections, and (iii) executing any other documents or instruments as may be reasonably requested by Subtenant.

                                       8

         C. Amendments, Etc. Sublandlord covenants to Subtenant that Sublandlord shall not, without the prior written consent of Subtenant, (i) agree to or enter into any termination of the Master Lease or (ii) amend, supplement, waive or modify the Master Lease or any of the terms thereof, provided that to the extent
Sublandlord is required to not unreasonably delay its response or withhold its consent under the terms of the Master Lease, Subtenant agrees to not delay its response or unreasonably withhold its consent. Subtenant agrees not to amend or modify any of the Operative Documents if such amendment or modification would adversely affect Sublandlord or Guarantor. In the event of any amendment to the
Master Lease, the parties agree to amend the corresponding Sublease provision accordingly.

         D. Security Funds. Section 26.19 (Security Funds) has not been incorporated by reference, provided that to the extent Sublandlord receives funds from the Master Landlord or Indenture Trustee pursuant to Section 26.19 of the Master Lease, Sublandlord agrees to promptly deliver such funds to the
Subtenant.

7.       RENT.

         A. Sublease Base Rent. Subtenant agrees to pay to Sublandlord (except as indicated in Paragraph 7.C) Sublease Base Rent on each Rent Payment Date commencing with the first Rent Payment Date following the date hereof, as provided in incorporated Section 3 of the Master Lease.

         B. Sublease Additional Rent. All sums due from Subtenant to Sublandlord or to any third party under the terms of this Sublease, excluding Sublease Base
Rent, shall be additional rent ("SUBLEASE ADDITIONAL RENT"). Except as otherwise provided herein, Sublease Additional Rent shall include, without limitation, (1)
any and all charges, costs or expenses due by tenant under the Master Lease (as incorporated herein) other than Base Rent owing under the Master Lease, and (2)
all sums incurred by Master Landlord or Sublandlord due to Subtenant's failure to perform its obligations under this Sublease, together with interest and late fees thereon. Sublandlord will have the same remedies for a default in the payment of any Sublease Additional Rent as for a default in the payment of
Sublease Base Rent and Sublease Supplemental Rent. Together, Sublease Base Rent
and Sublease Additional Rent are sometimes referred to in this Sublease as
"SUBLEASE RENT".

         C. Terms of Payment. All Sublease Rent (other than Excluded Amounts)
payable by Subtenant hereunder shall be paid to Sublandlord or to such other person or persons as may be designated by not less than three (3) Business Days'
advance written notice from Sublandlord to Subtenant, from time to time, and shall be paid in Immediately Available Funds no later than 12:00 noon, New York
City time on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made at such time on the immediately preceding Business Day, with the same force and effect as though made on such scheduled dates; provided, however, that so long as the Lien of the Indenture has not been discharged in accordance with
Section 3 thereof, Sublandlord hereby irrevocably directs (it being agreed and understood that such direction shall be deemed to have been revoked after the
Lien of the Indenture shall have been fully discharged in accordance with
Section 3 thereof), and Subtenant agrees, that all payments of Sublease Rent
(other than Excluded Amounts and other than indemnity payments owing to the
Master Landlord or Sublandlord) payable to the Sublandlord shall be paid directly to the Indenture Trustee at the Indenture Trustee's Account for
distribution in accordance with the Indenture or such other place in the United
States as the Indenture Trustee may specify in writing from time to time thereafter in accordance with the Master Lease or the Participation Agreement (a copy of which shall be promptly forwarded by Sublandlord to Subtenant). Payments constituting Excluded Amounts and indemnity payments owing to Sublandlord shall be made to the Person entitled thereto at its Address, or to such other place as such Person shall notify the Subtenant in writing (such writing to be delivered not less than five (5) Business Days prior to the due date for the next such payment and to be effective until subsequent written notice). From and after the discharge of the Lien of the Indenture in accordance with Section 3 thereof,
Sublandlord hereby irrevocably directs, and Subtenant agrees, that all payments of Sublease Rent payable to the Sublandlord (other than indemnity payments owing to the Master Landlord or Sublandlord) shall be paid directly to the Master
Landlord in the same manner as it would be paid to the Master

                                       9

Landlord under the Master Lease or to such other place in the United States as
Master Landlord may specify in writing from time to time thereafter in accordance with the Master Lease or the Participation Agreement. Notwithstanding
the assignment of the Master Lease pursuant to the Assignment, and whether any
Rent under the Master Lease is attributable to the period prior to or subsequent to the date hereof, Subtenant will pay to the Indenture Trustee (as assignee of the Master Landlord) on the Rent Payment Date next succeeding the date hereof all Base Rent due on such date as well as any Supplemental Rent, other than
Excluded Amounts (as defined in the Participation Agreement) and other indemnity payments owing to the Master Landlord or the Sublandlord under the Master Lease
(which amounts shall be paid by Subtenant to the party entitled thereto).

         D. Set-Off, Abatement, Etc. To the extent that Guarantor or any of its affiliates shall have failed to pay any of the payments required to be made to
Subtenant or any of its affiliates pursuant to the Reimbursement Agreement,
Subtenant shall have the right to set off such overdue amounts against the
Sublease Base Rent due hereunder as of the next succeeding Rent Payment Date.
Other than as described in the immediately preceding sentence, there shall be no abatement of, deduction from, counterclaim or setoff against Sublease Rent.

8.       SECURITY DEPOSIT.

         A. Generally. On the later of (x) the Reimbursement Agreement
Termination Date and (y) fifteen (15) days following the date on which Subtenant shall not maintain a Credit Rating of at least Investment Grade from the Rating
Agencies, and at all times thereafter during the Sublease Term (other than if at such time Subtenant shall maintain a Credit Rating of at least Investment
Grade), Subtenant shall deliver to Sublandlord a Letter of Credit as security for the full and punctual performance by Subtenant of all of the terms of this
Sublease. If a Letter of Credit is delivered pursuant to this Paragraph 8 and thereafter Subtenant's Credit Rating is increased to at least Investment Grade,
Sublandlord shall promptly return to Subtenant such Letter of Credit, provided that if thereafter there is a downgrade in Subtenant's Credit Rating such that it is not then at least Investment Grade, Subtenant shall deliver a Letter of
Credit complying with this Paragraph 8 within fifteen (15) days of such downgrade. If Sublandlord shall be entitled to draw the Letter of Credit in whole or in part pursuant to Paragraph 8.B or 8.D below, Sublandlord shall have the right, at its option, either to deposit the cash proceeds of any such draw upon the Letter of Credit into a cash collateral account (the "CASH COLLATERAL
ACCOUNT") established in Sublandlord's name and maintained by Sublandlord or to apply the proceeds to the obligations of Subtenant due hereunder. The Cash
Collateral Account shall be under the sole dominion and control of Sublandlord and Sublandlord shall have the sole right, upon an Event of Default, to make withdrawals from the Cash Collateral Account and to exercise all rights with respect to the amounts deposited in the Cash Collateral Account. It is understood and agreed that any payment made from the proceeds of the Letter of
Credit is deemed to be a payment under this Sublease. The Required Amount shall be determined as follows: within ten (10) days of the date on which Subtenant shall be required pursuant to Paragraph 8 of this Sublease to deliver a Letter of Credit to Sublandlord and at least ten (10) days prior to each June 30 and
December 30 thereafter (each, a "DETERMINATION DATE"), Subtenant shall deliver to Sublandlord a budget that sets forth Subtenant's calculation of the Sublease
Base Rent and Sublease Supplemental Rent that will become payable during the eighteen (18) months commencing on the next succeeding Rent Payment Date (the
"REQUIRED AMOUNT"). In order to eliminate ambiguity, each budget shall include the Sublease Base Rent that will become due on the three Rent Payment Dates immediately succeeding the date on which such budget is required to be delivered to Sublandlord. Within five (5) days of its receipt of the proposed budget from
Subtenant, Sublandlord shall deliver written notice approving or disapproving the amount concluded to be the Required Amount. In the event of any dispute as to the Supplemental Rent portion of the Required Amount, such dispute shall be resolved by either, at Sublandlord's election, an accounting firm that regularly audits the books and records of Subtenant or an independent arbitrator appointed by the American Arbitration Association in Chicago, Illinois. Pending the
resolution of such dispute, the Letter of Credit shall be in the Required Amount that was applicable in the prior period, except for an adjustment upwards, if any, for an increase in Sublease Base Rent.

         B. Letter of Credit Requirement. The initial Letter of Credit and any replacement Letter of Credit issued in accordance with Paragraph 8.A shall satisfy the requirements set forth in this Paragraph

                                       10

8. Each Letter of Credit shall be a clean, irrevocable and unconditional letter of credit issued by and drawable upon any commercial bank or financial institution which has a Credit Rating of at least A by S&P and A2 by Moody's
(the "ISSUING BANK") at the time of issuance of the applicable Letter of Credit and Subtenant's reimbursement obligations relating to any Letter of Credit shall be uncollateralized. Each Letter of Credit shall (i) name Sublandlord as beneficiary, (ii) be initially in the amount of the Required Amount, (iii) have a term of not less than one (1) year, (iv) permit multiple drawings, (v) be fully transferable (including by way of collateral assignment) by Sublandlord
(as to Sublandlord's rights) without payment by Sublandlord of any fees or charges, and (vi) otherwise be in form and content satisfactory to Sublandlord in its reasonable discretion. Regardless of the initial expiration date of any
Letter of Credit, each Letter of Credit shall expressly provide that (unless notice of non-renewal is delivered in accordance with the following sentence) it shall be deemed automatically renewed, without amendment, for consecutive periods after such expiration date of one year each during the Sublease Term through the date that is at least one hundred eighty (180) days after the
Sublease Expiration Date. If the Issuing Bank desires not to renew a Letter of
Credit, it shall deliver a notice (the "NON-RENEWAL NOTICE") to Sublandlord by certified mail, return receipt requested, not less than sixty (60) days prior to the then-current expiration date of the Letter of Credit, stating that the
Issuing Bank has elected not to renew the Letter of Credit. If (a) the Issuing
Bank delivers a Non-Renewal Notice, (b) for any other reason the Letter of
Credit would expire by its terms in sixty (60) days or less from such date or
(c) the Issuing Bank is downgraded so that it no longer satisfies the rating requirements set forth in this Paragraph 8 (each of the events described in clauses (a), (b) or (c), an "L/C TERMINATION EVENT"), Sublandlord shall have the right in the event that Subtenant has not caused such Letter of Credit to be replaced within fifteen (15) Business Days of Subtenant's Actual Knowledge of
such L/C Termination Event, at its option, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and thereafter hold the proceeds in the Cash Collateral Account and apply them pursuant to the terms of this
Paragraph 8. Each Letter of Credit shall be governed by the International
Standby Practices-ISP98 or Uniform Customs and Practices for Documentary Credit,
1994 Revision ICC Publication No. 500 ("UCP 500") or any amendment or revisions thereto or any standard set of practices replacing ISP98 or UCP 500.

         C. Restoration of Required Amount. Within ten (10) days following any draw under the Letter of Credit, Subtenant shall cause the face value of the
Letter of Credit to be increased to an amount at least equal to the Required
Amount (or in the alternative, cause (x) a replacement letter of credit to be issued in the Required Amount or (y) an additional letter of credit to be issued which, when aggregated with the existing letter of credit equals the Required
Amount). In the event Subtenant fails to timely increase the face amount of the
Letter of Credit required (or fails to cause either the issuance of a replacement letter of credit in the Required Amount or an additional letter of credit which when aggregated with the existing letter of credit equals the
Required Amount), such failure shall constitute an Event of Default hereunder, and, in addition to all other rights and remedies available to Sublandlord for
Subtenant's default, Sublandlord shall have the right to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold in the Cash Collateral Account or apply the cash proceeds of the Letter of
Credit pursuant to the terms of this Paragraph 8. In the event the Sublandlord draws upon the Letter of Credit as provided in this Paragraph 8 and retains excess proceeds of such draw in the Cash Collateral Account, Subtenant shall only be required to cause the face value of the Letter of Credit to be restored to an amount equal to the Required Amount less the amount of excess proceeds which Sublandlord has deposited in the Cash Collateral Account.

         D. Terms Upon Which Sublandlord is Entitled to Draw Upon Letter of
Credit. In addition to the draw of the Letter of Credit permitted pursuant to
Paragraph 8.B above, if an Event of Default occurs under this Sublease,
Sublandlord may draw the default amount or, only in the event the Sublandlord is then exercising remedies under this Sublease, the full amount of the Letter of
Credit, by sight draft on the Issuing Bank, and thereupon receive all or a portion of the face amount of the Letter of Credit, as the case may be, and, in connection with the exercise of remedies under this Sublease, use, apply or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Sublease Base Rent, Sublease Supplemental Rent
or other amounts due or to become due hereunder or for any reasonable sum which
Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the terms of this Sublease, including any damages or deficiency in the re-letting of the Sublease Premises, whether accruing before or after summary proceedings or

                                       11

other re-entry by Sublandlord. In the case of every such use, application or retention, Subtenant shall, within ten (10) days following any such use, application or retention or such shorter period as may be required under the
Subtenant's reimbursement agreement with the Issuing Bank, cause the face value of the Letter of Credit to be restored to the Required Amount, and Subtenant shall cause the Issuing Bank to acknowledge to Sublandlord that such restoration of the Required Amount occurred in a timely manner. In the event the Sublandlord draws upon the Letter of Credit as provided in this Paragraph 8 and retains excess proceeds of such draw in the Cash Collateral Account, Subtenant shall only be required to cause the face value of the Letter of Credit to be restored to an amount equal to the Required Amount less the amount of excess proceeds which Sublandlord has deposited in the Cash Collateral Account. In the event
Sublandlord withdraws funds in the Cash Collateral Account for amounts secured by the Letter of Credit as set forth in this Paragraph 8, Subtenant shall within ten (10) days following Sublandlord's notice to Subtenant of such withdrawal, cause the face value of the Letter of Credit to be increased by the amount of funds withdrawn from the Cash Collateral Account.

         E. Substitution of Letter of Credit. From time to time, Subtenant may substitute the letter of credit then in effect with a substitute letter of credit meeting the requirements of this Paragraph 8 and otherwise in substantially the form of the letter of credit then in effect.

         F. Prepayment of Sublease Base Rent. At any time that Subtenant is required to provide a Letter of Credit pursuant to this Paragraph 8 but is unable to deliver a Letter of Credit complying with the second sentence of
Paragraph 8.B. hereof (as evidenced by an officer's certificate to such effect), notwithstanding anything to the contrary contained in this Paragraph 8,
Subtenant shall have the option, in lieu of providing such Letter of Credit, and in satisfaction of all of its obligations under this Paragraph 8, to prepay
Sublease Base Rent pursuant to this Paragraph 8.F. If Subtenant elects to prepay
Sublease Base Rent in lieu of providing a Letter of Credit, on the first date upon which a Letter of Credit would otherwise have been required to be provided by Subtenant, Subtenant shall prepay in advance all Sublease Base Rent payable in the 12 months succeeding such date and, for so long as Subtenant is required to deliver a Letter of Credit pursuant to this Paragraph 8 on each subsequent
Rent Payment Date, Subtenant shall prepay in advance all Sublease Base Rent payable in the 12 months succeeding such Rent Payment Date. By way of example, if Subtenant would otherwise have been required to provide a Letter of Credit on
February 1, 2010, Subtenant shall prepay on such date an amount equal to
Sublease Base Rent payable on the two Rent Payment Dates next succeeding
February 1, 2010 (i.e., June 30, 2010 and December 30, 2010).

         G. Complete Release. In the event of a Complete Release, the
Subtenant's obligations in respect of this Section 8 shall cease in all respects and Subtenant shall have no further obligations under this Section 8.

9.       ASSIGNMENT AND SUBLETTING. Subtenant shall not, without the prior written consent of Master Landlord and Sublandlord (which consent of Sublandlord shall not be unreasonably withheld or delayed), sublet, assign or transfer this
Sublease or any interest in the Sublease Premises or grant any license, concession or other right of occupancy of any portion of the Sublease Premises, provided that from and after a Complete Release and so long as no Event of
Default shall have occurred and be continuing, Subtenant shall have the right to
(x) assign the Sublease in whole without obtaining the prior written consent of
Sublandlord (provided that Subtenant shall not be released from its liability hereunder), and (y) subject to incorporated Section 14.1 of the Master Lease,
Subtenant shall have the right to further sublet the Sublease Premises in whole or in part to any person without the consent of Sublandlord. A Change of Control
(as defined in the Participation Agreement) involving Subtenant shall be deemed an "assignment"; provided, however, that the sale of the entire business of
Subtenant shall not be deemed an assignment if (1) Subtenant has a Credit Rating from the Rating Agencies of at least Investment Grade at the time of such sale, or (2) the prospective purchaser of Subtenant has a Credit Rating of at least
Investment Grade and such purchaser guaranties the obligation of Subtenant hereunder. Any request by Subtenant for consent to assign or sublease shall identify the proposed assignee and, in the case of a Sublease, the portion of the Sublease Premises to be sublet by Subtenant.

                                       12

10.      SUBTENANT'S INSURANCE OBLIGATIONS. Subtenant shall, at its sole cost and expense, obtain and maintain insurance policies as required under incorporated Section 9 of the Master Lease. Subtenant shall deliver to
Sublandlord on or prior to the date hereof a certificate evidencing such coverages, and naming Sublandlord, Guarantor and Master Landlord as additional insureds, as their respective interest may appear. In Schedule 9.1 to the Master
Lease, the phrase ", Guarantor, Sublandlord" shall be inserted immediately following the word "Landlord" in each place "Landlord" appears.

11.      WAIVER OF SUBROGATION. Notwithstanding any other provision of this
Sublease to the contrary, Subtenant waives all rights to recover against
Sublandlord for any loss or damage to its tangible personal or real property
(whether owned or leased) from any cause covered by insurance maintained by it, including deductibles or self-insured retentions.

12.      SUBTENANT'S DEFAULT. The events that constitute Events of Default by
Subtenant are set forth in the incorporated Section 16.1 of the Master Lease, as incorporated herein by reference and modified as provided in Paragraph 3 above.

13.      SUBLANDLORD'S REMEDIES.

         A. The remedies available to Sublandlord in the case of an Event of
Default by Subtenant are set forth in Section 17.1 of the Master Lease, as incorporated herein by reference and modified as provided in Paragraph 3 above.
Pursuit of any of the remedies stated herein by Sublandlord after an Event of
Default by Subtenant shall not preclude pursuit of any other remedies provided in this Sublease or applicable law or equity, nor shall pursuit of any remedy constitute a forfeiture or waiver of any payment due to Sublandlord. No waiver by Sublandlord of any violation or breach of any provision of this Sublease shall be deemed or construed to constitute a waiver of any other violation or breach any provision herein contained. Forbearance by Sublandlord to enforce one or more of the remedies herein provided after an event of default by Subtenant shall not be deemed or construed to constitute a waiver of any other violation or default. For the sake of clarity, Subtenant shall be obligated to pay to
Sublandlord (or the Indenture Trustee or the Master Landlord as directed pursuant to Paragraph 7.C.) as Sublease Supplemental Rent the Forced Sale Amount
or any other amounts payable under Section 17.1(e) of the Master Lease following an Event of Default under the Master Lease that arises as a result of an Event of Default hereunder.

         B. If Sublandlord, as tenant, makes any payment of Termination Value under the Master Lease, in addition to its rights under incorporated Section
17.1 of the Master Lease, Sublandlord shall be entitled to all of the proceeds arising from the sale of the Property (up to the Forced Sale Amount) as described in the penultimate paragraph of Section 17.1(e) of the Master Lease.
Subtenant shall remit to Sublandlord any amounts it receives that are realized in any marketing effort contemplated by Section 17.1 of the Master Lease in excess of the Forced Sale Amount to the extent that the tenant under the Master
Lease is entitled thereto.

         C. In the event that Subtenant becomes liable for the Forced Sale
Amount as damages under this Sublease, Sublandlord shall follow Subtenant's instructions with respect to any marketing effort permitted or contemplated by such Section 17.1. Sublandlord shall remit to Subtenant any amount realized in such marketing effort in excess of the Forced Sale Amount to the extent the tenant under the Master Lease is entitled thereto.

14.      INDEMNIFICATION.

         A. Subtenant's Indemnification under Participation Agreement. To the extent of any Claim arising during the Sublease Term, Sections 10.1 and 10.2 of the Participation Agreement are incorporated by reference in this Sublease and are applicable under this Sublease as an indemnity by Subtenant in favor of
Sublandlord Indemnitees. For the avoidance of doubt, Sublandlord Indemnitees shall be deemed an "Indemnitee" and "Tax Indemnitee" for purposes of the exclusions set forth in Sections 10.1(b) and 10.2(b) of the Participation
Agreement.

                                       13

         B. Subtenant's Further Indemnification. Subtenant shall indemnify, defend and hold each Sublandlord Indemnitee (hereinafter defined) harmless from and against any and all Claims arising from (i) any breach or default in the performance of any obligation to be performed by Subtenant under the terms of this Sublease; (ii) any breach or default under the Master Lease or any
Operative Document during the Sublease Term caused by any act or omission of
Subtenant; and (iii) any action or inaction taken by Sublandlord at the direction of Subtenant pursuant to this Sublease, including, without limitation, pursuant to Paragraphs 6, 15, 17 and 18 of this Sublease and incorporated
Section 17.2 of the Master Lease. This indemnification (and the related exclusions set forth in this Paragraph 14 and in Sections 10.1(b) and 10.2(b) of the Participation Agreement) shall survive the expiration or earlier termination of this Sublease. "SUBLANDLORD INDEMNITEES" shall mean Sublandlord and its directors, officers and employees. The exclusions set forth in Sections 10.1(b)
and 10.2(b) of the Participation Agreement are incorporated herein by reference mutatis mutandis.

         C. Exclusions from Sublease Indemnification. In addition to the exclusion set forth in Sections 10.1(b) and 10.2(b) of the Participation
Agreement which are incorporated by reference, Subtenant shall have no obligation to indemnify the Sublandlord under Paragraphs 14.A and 14.B of this
Sublease for any Claim arising from any breach, act, omission or default by
Sublandlord under this Sublease.

15.      CASUALTY AND CONDEMNATION.

         A. Sublease Continues Unaffected. Section 12 (Loss; Destruction;
Condemnation or Damage) of the Master Lease has been incorporated herein. If, by operation of that Section, the Master Lease is not terminated and continues in full force and effect, this Sublease shall not be terminated but shall also continue in full force and effect. No compensation or claim or reduction will be allowed to Subtenant or paid by Sublandlord by reason of inconvenience, annoyance or injury to Subtenant's business arising from a Casualty or
Condemnation. In addition, incorporated Article 12 is deemed amended to reflect that the Master Landlord, as the owner of the Property, has certain rights and duties that exist by reason of such ownership interest, and therefore,
Sublandlord's obligations can only be to act as directed by Subtenant;
specifically, references to "Landlord" in the first sentence of clause (i) and in clause (ii) of Section 12.1, the last sentence of Section 12.2(a), Section
12.2(d) and (e) and Section 12.7 shall not be deemed changed to "Sublandlord."

         B. Event of Loss. Upon the occurrence of an Event of Loss, Sublandlord shall follow the written instructions of Subtenant to elect to restore the
Property or to make a rejectable offer to purchase the Property as permitted by the Master Lease. Any failure by Subtenant to provide such direction to
Sublandlord within fifty (50) days of the occurrence of an Event of Loss shall be deemed a direction to make a rejectable offer to purchase. In the event
Sublandlord is required under the Master Lease to, or has, at the direction of
Subtenant, elected to, make a rejectable offer to purchase upon an Event of
Loss, Subtenant shall be deemed to have made a simultaneous identical offer to
Sublandlord, and at the closing of such purchase, upon payment by Subtenant of all amounts due in connection therewith under the Master Lease, Sublandlord will convey, or direct Master Landlord to convey, the Sublease Premises to Subtenant
(and Subtenant shall have a right to receive any Net Proceeds arising from such
Event of Loss). For the avoidance of doubt, if Master Landlord rejects
Sublandlord's rejectable offer made pursuant to incorporated Section 12 of the
Master Lease and the Master Lease terminates, this Sublease will terminate simultaneously. In the event that Sublandlord makes any payment of SLV Amount under the Master Lease, in addition to its rights under incorporated Section
17.1 of the Master Lease, Sublandlord shall be entitled to all of the Net
Proceeds arising from such Event of Loss.

         C. Net Proceeds. Each of Sublandlord and Subtenant shall pay to the
Master Landlord or the Indenture Trustee (if required by the Lease) any proceeds it receives in connection with a Casualty or Condemnation to be applied as required by incorporated Section 12.2. Sublandlord shall remit to Subtenant any insurance proceeds it receives to be used by Subtenant in its restoration of the
Sublease Premises. Incorporated Sections 12.2(g) and 12.3 shall be modified to provide that any Net Condemnation Proceeds payable to Master Landlord shall be unaffected by this Sublease but the portion of Net Condemnation Proceeds payable to Sublandlord under such section shall be divided between

                                       14

Sublandlord and Subtenant in proportion to their relative interests, and
Sublandlord shall pay to Subtenant any such portion.

         D. Negotiations. Incorporated Section 12.5 is modified as follows: if an Event of Default has occurred and is continuing and at Sublandlord's option,
Sublandlord may retain control over any negotiation or settlement proceedings for proceeds relating to any Casualty or Condemnation.

         E. Investment. Incorporated Section 12.7 is modified as follows: if an
Event of Default has occurred and is continuing and at Sublandlord's option,
Sublandlord may direct the investment of amounts held by the Master Landlord or the Indenture Trustee.

16.      OPERATIVE DOCUMENTS. Subtenant, as the original "Tenant" in the
Participation Agreement and the other Operative Document, shall continue, at its sole cost and expense, to comply at all times with the Participation Agreement and such other Operative Documents. Prior to entering into this Sublease,
Subtenant, as the original "Tenant", assigned to Sublandlord its right, title and interest under the Master Lease and the SNDA, but not the other Operative
Documents. The obligations of Subtenant under the Operative Documents shall continue unaffected notwithstanding the assignment of the Master Lease by
Subtenant to Sublandlord. Subtenant agrees to promptly send to Sublandlord a copy of any notice it sends to or receives from any other party to any Operative
Document.

17.      RIGHT OF FIRST REFUSAL; EXTENSION OPTION; RIGHT TO TERMINATE.

         A. Right of First Refusal. Pursuant to Section 4.1 (Right of First
Refusal) of the Master Lease, under certain circumstances, Sublandlord has the right of first refusal with respect to any proposed transfer by the Master
Landlord or the Owner Participant. Such Section 4.1 has not been incorporated herein. In the event that Master Landlord delivers to Sublandlord the First
Refusal Notice, as described in Section 4.1 of the Master Lease, Sublandlord shall promptly (but no later than five (5) Business Days after receipt of the
First Refusal Notice) forward a copy of the First Refusal Notice to Subtenant.
If Subtenant intends to exercise the Right of First Refusal, Subtenant shall promptly (but in no event less than five (5) Business Days prior to the expiration of the Right of First Refusal Period) notify Sublandlord of such intention. Sublandlord shall be required to exercise the Right of First Refusal set forth in Section 4.1 of the Master Lease, at the direction of, and for the benefit of, Subtenant only if (i) no Event of Default shall have occurred and is continuing, and (ii) either (a) a Complete Release shall have occurred, or (b)
an amount necessary to consummate the closing of the purchase pursuant to the
First Refusal Notice shall have been deposited with a third-party escrowee reasonably acceptable to Sublandlord, and Subtenant shall have provided to
Sublandlord evidence satisfactory to Sublandlord that any other conditions precedent to the closing of such purchase (including without limitation the prepayment in full of the Indenture Notes) shall have been or will be complied with by Subtenant. If the conditions set forth in the immediately preceding sentence are satisfied, Sublandlord shall designate Subtenant as "purchaser" as contemplated and permitted by Section 4.1 of the Master Lease. The acquisition of the Property shall be completed pursuant to Article 22 of the Master Lease.
In the event that Subtenant elects not to exercise the Right of First Refusal,
Sublandlord shall have such Right of First Refusal, provided, however, if
Sublandlord elects to exercise such right, Subtenant's occupation of the
Premises shall not be disturbed. For the avoidance of doubt, Subtenant hereby acknowledges and agrees that neither Subtenant nor any Affiliate of Subtenant shall be entitled to make an initial offer to purchase the Property or the
Beneficial Interest as contemplated by Section 4.1 of the Master Lease, and shall only have the rights provided in this Section in connection with an offer made to the Owner Participant or the Master Landlord by a Person other than
Subtenant or an Affiliate of Subtenant.

         B. Extension Option. Pursuant to Section 5.1 (Extension Options) of the
Master Lease, Sublandlord has the right to extend the term of the Master Lease for four (4) additional terms of five (5) years each (the initial two (2) terms are at fixed rental rates and two (2) terms are at fair market rental rates).
Such Section 5.1 has not been incorporated herein. Provided that Subtenant shall have procured a binding commitment from the Master Landlord to agree to a
Complete Release of Sublandlord and the Guarantor, such commitment to be in form and substance satisfactory to Sublandlord and the Guarantor, Subtenant shall have the right to direct Sublandlord to extend the Master Lease as permitted by such

                                       15

Section 5.1 as a direct lease between Master Landlord and Subtenant. Sublandlord agrees that if it elects to extend the term of the Master Lease, Subtenant shall have the concurrent right to renew the Sublease Term.

         C. Uneconomic Property Determination. Pursuant to Section 21.1 (Early
Termination) of the Master Lease, after December 30, 2007, Sublandlord has the right to terminate the Master Lease on a determination that the Property is an
Uneconomic Property. Such Section 21.1 has not been incorporated herein.
Sublandlord agrees that, as set forth below, Subtenant shall have the right to direct Sublandlord to exercise such right to terminate the Master Lease pursuant to this Paragraph 17.C. If Subtenant desires to exercise this right to terminate the Master Lease, Subtenant shall provide prompt notice to Sublandlord of such desire, accompanied by an irrevocable, rejectable offer in writing to purchase the Property from the Master Landlord on the terms set forth in Section 21.1 of the Master Lease and shall deliver to Sublandlord resolutions duly adopted by the Board of Directors of Subtenant determining in good faith that the Property is an Uneconomic Property. Sublandlord shall then deliver the Master Landlord an irrevocable, rejectable offer in writing to purchase the Property on the terms set forth in Section 21.1 of the Master Lease. Sublandlord shall only be required to commence the procedure set forth in Section 21.1 of the Master Lease if (i) either (a) a Complete Release shall have occurred, or (b) (x) an amount necessary to consummate the closing of the purchase pursuant to the rejectable offer required to be made pursuant to Section 21.1 shall have been deposited with a third-party escrowee reasonably acceptable to Sublandlord, (y) no Event of Default shall have occurred and is continuing, and (z) Subtenant shall have provided to Sublandlord evidence satisfactory to Sublandlord that any other conditions to closing set forth in the Operative Documents shall have been or will be complied with by Subtenant. If Master Landlord accepts (or is deemed to accept) Sublandlord's offer to purchase, Sublandlord agrees to follow
Subtenant's direction in the exercise of Sublandlord's right to terminate pursuant to Section 21.1. The Subtenant hereby notifies the Sublandlord that if
Master Landlord accepts (or is deemed to accept) Sublandlord's offer to purchase the Property, Subtenant is hereby electing to cause the Property to be marketed in accordance with Section 22 of the Master Lease provided, however that
Sublandlord may not market the Property to the Subtenant or any of its
Affiliates nor may Subtenant or any of its Affiliates bid on the Property. On
any termination of the Master Lease pursuant to such Section 21.1, this Sublease shall simultaneously terminate. Sublandlord shall not be permitted to exercise its termination rights under Section 21.1 of the Master Lease unless such exercise is at the direction of the Subtenant and is in accordance with this
Paragraph 17.C.

         D. Master Lease Assignment. If a Complete Release shall have occurred, at Subtenant's request, subject to the terms of the Operative Documents,
Sublandlord will assign the Master Lease to Subtenant or another affiliate designated by Subtenant and terminate this Sublease; provided that Subtenant shall remain liable for any liabilities incurred under the Sublease prior to the time of such assignment. Sublandlord shall, as soon as practicable, execute such documents reasonably requested by Subtenant as may be necessary to effectuate such assignment.

18.      ADDITIONAL PROPERTY; EASEMENTS.

         A. Pursuant to Section 10.2 (Separation from Additional Property),
Article 24 (Adjacent Property), other than Section 24.6 (Expansions), Section
24.7 (Construction Obligations) (to the extent such sections relate to the
Additional Property) and Article 25 (Easements, Zoning and Approvals) (to the
extent such sections relate to the Additional Property) of the Master Lease and
Section 5.13 of the Participation Agreement (Additional Property Use
Restriction) (collectively, the "Additional Property Provisions"), Subtenant, as
the original tenant under the Master Lease, has certain rights and obligations relating to certain land it owned (and continues to own) that is adjacent to but not part of the Sublease Premises. In addition, Section 24.6 (Expansions) of the
Master Lease governs the rights and obligations of the Master Landlord and
Sublandlord with respect to any expansion to the improvements that are part of the Sublease Premises. Finally, Article 25 (Easements, Zoning and Approvals)
provides for certain rights and restrictions relating to the use of the Sublease
Premises as well as the Additional Property. Notwithstanding that the Additional
Property Provisions have been assigned by Subtenant to Sublandlord pursuant to the Assignment, Sublandlord acknowledges

                                       16

that Subtenant alone has an interest in the Additional Property and any future potential development thereof. In addition, Subtenant acknowledges that
Sublandlord does not own the Sublease Premises and is therefore incapable of performing the obligations of "Landlord" under the Additional Property
Provisions. Notwithstanding that the Additional Property Provisions have not been incorporated by reference, Subtenant agrees to perform and satisfy all of the obligations of "Tenant" or the "owner of the Additional Land" and agrees to pay the out of pocket costs and expenses of Sublandlord (including reasonable attorneys' fees and expenses) in connection with any of the Additional Property
Provisions.

         B. Sublandlord agrees to reasonably cooperate with Subtenant in causing the Master Landlord to grant easements or take any of the other actions referred to in clauses (i) through (iv) of Section 25.1(a) of the Master Lease, provided that Subtenant shall have otherwise satisfied all the conditions to performance by the Master Landlord set forth in such section.

         C. Sublandlord agrees that Subtenant may deal directly with the Master
Landlord regarding the Additional Property Provisions and Article 25 of the
Master Lease, provided that in the event the Master Landlord refuses to deal directly with Subtenant, Sublandlord shall act as Subtenant's agent in order to cause the Master Landlord to perform its obligations under the Additional
Property Provisions and Article 25 of the Master Lease and agrees to otherwise assist Subtenant in realizing the full benefit of the Additional Property
Provisions and Article 25 of the Master Lease.

         D. Without detracting from the generality of the foregoing Paragraphs
18.A, 18.B and 18.C, the parties agree as follow:

              1. Subtenant, and not Sublandlord, exclusively has the right to initiate a subdivision pursuant to Section 24.2 of the Master Lease;

              2. in exercising any rights under Articles 24 and 25 of the Master
         Lease, including without limitation, Section 24.4 of the Master Lease
         (Reciprocal Easement Agreement), incorporated Sections 25.1(b)(i)
         (Grant of Easements), and 25.2 (Approvals), to the extent the "tenant"
         under the Master Lease is obligated to pay costs and expenses thereunder, Subtenant agrees to pay the costs of the Master Landlord and the Sublandlord (as well as any other Person identified in such sections);

              3. Subtenant agrees, at the expiration or earlier termination of this Sublease, to (A) cause the Improvements to be separated from any improvements located on the Additional Property and perform the other obligations described in clauses (ii) through (v) of such Section 10.2 of the Master Lease, and (B) remove the electric utility lines and appurtenant facilities and the Bridge as required by (x) Sections 10.2
         (Separation from Additional Property) and 24.4 (Power Plant) and (y)
         24.5 (Construction of Bridge), respectively;

              4. incorporated Section 24.7 of the Master Lease is modified (A)
         to change the word "Guarantor" in clause (g)(iii) to the word
         "Subtenant" and (B) include both Sublandlord and the Master Landlord in clauses (n) and (o) in each place "Landlord" appears;

              5. incorporated Section 25.1(b)(ix) (Grant of Easements) is modified by not changing "Landlord" therein to be "Sublandlord";

              6. to the extent that Landlord's consent is required in connection with any proposed action by tenant under the Master Lease pursuant to
         Articles 24 and 25, to the extent that the Master Landlord shall have consented, Sublandlord shall be deemed to have also consented (other than if, as a result of such consent (or the action to which the consent relates), the liability of the Guarantor or Sublandlord shall in any way be increased);

                                       17

              7. Sublandlord shall not grant any consent under Section 25.3
         (Landlord Covenant to Not Grant Contracts and Easements), without first obtaining the prior written consent of Subtenant (which Subtenant may withhold in its reasonable discretion);

              8. Sublandlord shall not grant any consent under Section 25.4
         (Covenant to Not Affect Zoning), without first obtaining the prior written consent of Subtenant (which Subtenant may withhold in its sole and absolute discretion);

              9. without detracting from the generality of Paragraph 3.B(iv) of this Sublease, copies of any notices, certificates and other submissions by Subtenant pursuant to any Additional Property Provision or Article 24 or 25 of the Master Lease generally, including supporting materials such as surveys, governmental approvals, etc., shall be sent to the Master Landlord and Sublandlord (as well as any other parties described in such sections); and

              10. any performance bond required by incorporated Section 24.7 of the Master Lease shall be (x) assignable by Sublandlord, and (y)
         delivered to Sublandlord unless Sublandlord is required to deliver a performance bond to the Master Landlord.

19.      NOTICES. All notices and demands which may or are to be required or permitted to be given in accordance with Section 26.3 of the Master Lease and this Sublease shall be addressed to Subtenant at the address indicated in
Paragraph 1.X above or to Sublandlord at the address indicated in Paragraph 1.P above or to such other place as Subtenant or Sublandlord may from time to time designate in a written notice to the other party.

20.      AMENDMENTS. No agreement hereafter made shall be effective to change, amend, supplement or modify this Sublease, in whole or in part, unless such agreement is in writing and signed by both parties hereto, nor shall any custom, practice or course of dealing between the parties in the administration of the terms hereof be construed to waive or lessen the right of any party to insist upon the performance by the other party in strict accordance with the terms of this Sublease.

21.      ENTIRE AGREEMENT. It is expressly agreed by Sublandlord and Subtenant, as a material consideration for the execution of this Sublease, that there are and were no representations, understandings, stipulations, agreements or promises pertaining thereto not incorporated in writing herein.

22.      BINDING EFFECT. The provisions of this Sublease shall be binding upon and inure to the benefit of Sublandlord and Subtenant, respectively, and to their respective heirs, personal representatives, successors and assigns, subject to any contrary provisions herein.

23.      BROKERS. Subtenant and Sublandlord warrant that they know of no real estate broker or agent who is entitled to a commission in connection with this
Sublease. Each of Subtenant and Sublandlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder's fees based on any dealings or contacts by
Subtenant or Sublandlord, in respect of the Sublease Premises, respectively, with any brokers or agents.

24.      COVENANTS REGARDING BANKRUPTCY.

         A. As used in this Sublease, the "Bankruptcy Code" shall mean 11 U.S.C.
(section) 101 et seq., as modified and/or recodified from time to time.

         B. Sublandlord may not, without Subtenant's written direction, elect to treat the Master Lease as terminated under Subsection 365(h)(1) of the
Bankruptcy Code.

                                       18

25.      COUNTERPARTS. This Sublease may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                            [signature page follows]

                                       19

         IN WITNESS WHEREOF, this Sublease is executed as of the date first written above.

SUBLANDLORD:                                                 SUBTENANT:

LEO HOLDING COMPANY                                          ONDEO NALCO COMPANY

By:                   /s/ Gerard Sussmann                    By:                /s/ Stephen N. Landsman
                      -------------------------------                           -----------------------
Printed Name:         Gerard Sussmann                        Printed Name:      Stephen N. Landsman

Its:                  Executive Vice President               Its:               Deputy General Counsel
                      -------------------------------                           ----------------------

                         EXHIBIT A TO SUBLEASE AGREEMENT
                              [ATTACH MASTER LEASE]

                                 LEASE AGREEMENT

                          Dated as of December 30, 2002

                                     between

           WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, not in its
                individual capacity but solely as Owner Trustee,
                                   as Landlord

                                       and

                  ONDEO NALCO COMPANY, a Delaware corporation,
                                    as Tenant

                                    Property:

                        Corporate Center, Naperville, IL

CERTAIN RIGHTS OF THE LANDLORD UNDER THIS LEASE AGREEMENT HAVE BEEN ASSIGNED TO,
AND ARE SUBJECT TO A LIEN AND SECURITY INTEREST IN FAVOR OF THE INDENTURE
TRUSTEE UNDER THE MORTGAGE, TRUST INDENTURE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING DATED AS OF THE DATE HEREOF BETWEEN THE
LANDLORD AND THE INDENTURE TRUSTEE, AS SUCH MORTGAGE, TRUST INDENTURE,
ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING MAY BE
AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE
PROVISIONS THEREOF. THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL
COUNTERPARTS. TO THE EXTENT THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER
(AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY
APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE
CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN
THE "ORIGINAL EXECUTED COUNTERPART", WHICH SHALL BE IDENTIFIED AS THE
COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE INDENTURE TRUSTEE ON
OR FOLLOWING THE SIGNATURE PAGE THEREOF. SEE SECTION 26.26 FOR FURTHER
INFORMATION CONCERNING THE RESPECTIVE RIGHTS OF THE INDENTURE TRUSTEE.

THIS COUNTERPART IS THE ORIGINAL CHATTEL PAPER ORIGINAL.

                                       i

                                       ii

                                      iii

Appendix A Definitions
                             SCHEDULES AND EXHIBITS

Schedule 3.1(a)      --    Base Rent and Section 467 Loan Balance
Schedule 3.1(b)      --    Allocation, Proportional Rent and Section 467 Interest Percentages
Schedule 9.1         --    Insurance Requirements
Schedule 12.1        --    Stipulated Loss Values
Schedule 21.1        --    Termination Values
Exhibit A            --    Description of Land
Exhibit B            --    Form of Guarantor Reaffirmation
Exhibit C            --    Description of Additional Property
Exhibit D            --    Form of Reciprocal Easement Agreement
Exhibit E            --    Form of Estoppel Agreement

                                       iv

         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of
December 30, 2002, by and between WACHOVIA BANK OF DELAWARE, NATIONAL
ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee ("Landlord"), and ONDEO NALCO COMPANY, a Delaware
corporation ("Tenant").

RECITALS

         A. WHEREAS, Landlord has acquired the Property (which is more particularly described in Exhibit A attached hereto and made a part hereof) from
Tenant; and

         B. WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Property.

TERMS

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A to the
Participation Agreement, dated as of the date hereof, among the Landlord, the
Tenant and certain other parties. The interpretation provisions of such Appendix
A shall apply to this Lease including the terms used herein.

                                    ARTICLE 2
                                LEASE OF PROPERTY

         Section 2.1 Demise and Lease. (a) Landlord hereby demises and leases the Property to Tenant, and Tenant does hereby rent and lease the Property from
Landlord, for the Base Term and, subject to the exercise by Tenant of its renewal options as provided in Article 5 hereof, for the Extension Terms, in each case subject to the terms and conditions set forth herein.

              (b) Tenant may from time to time own or hold under lease or license from Persons other than Landlord removable furniture, equipment and personal property, including Tenant's Equipment and Personalty, located on or about the Property, which shall not be subject to this Lease. Landlord shall from time to time, upon the reasonable request of Tenant, promptly acknowledge in writing to Tenant or other Persons that Landlord does not own or, except as provided in Article 10, have any other right or interest in or to such removable furniture, equipment and personal property, including Tenant's Equipment and
Personalty. Landlord hereby expressly waives any right, title or interest in and to Tenant's Equipment and Personalty and any right that Landlord may have, whether by contract, at law or in equity or otherwise,

whether now existing or arising hereafter, to place or enforce a Lien on or exercise any distraint rights with respect to Tenant's Equipment and Personalty.

                                   ARTICLE 3
                                      RENT

         Section 3.1 Base Rent or Extension Rent. (a) Tenant shall pay to
Landlord Base Rent on each Rent Payment Date during the Base Term in the installment amount set forth under the column "Base Rent Payment" corresponding to each Rent Payment Date, as set forth on Schedule 3.1(a) attached hereto and incorporated herein and shall pay to Landlord Extension Rent on each Rent
Payment Date during any Extension Term as prescribed by Article 5. Each installment of Base Rent or Extension Rent is payable semiannually in arrears and in the manner set forth in Section 3.3.

              (b) The Base Rent allocated to each Rent Payment Period for the use by Tenant of the Property shall be the amount set forth in Schedule 3.1(b)
hereof (the "Allocated Rent"). Notwithstanding that Base Rent is payable in accordance with Section 3.1(a) hereof and without limiting Tenant's payment obligations under Section 3.1(a), the Allocated Rent allocable pursuant to this
Section 3.1(b) shall represent and be the amount of Base Rent for which Tenant becomes liable on account of the use of the Property for each calendar year included in whole or in part of the Base Term.

              (c) It is the intention of Landlord and Tenant that the allocation of Base Rent to each Rent Payment Period as provided in Section 3.1(b)
constitutes a specific allocation of fixed rent within the meaning of Treasury
Regulation Section 1.467-1(c)(2)(ii)(A) with the effect that Landlord and
Tenant, on any federal income tax returns filed by them (or, on any income tax returns on which their income is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each Rent Payment Period in the amount set forth in Schedule 3.1(b) under the caption "Proportional Rent"
(the "Proportional Rent"). Because there shall be from time to time a difference between (i) the cumulative amount of Base Rent paid by Tenant pursuant to
Section 3.1(a) and (ii) the cumulative amount of Base Rent allocated pursuant to
Section 3.1(b), there shall be considered to exist a loan for purposes of 467 of the Code, the amount of which is as set forth on Schedule 1(A) hereto under the caption "Section 467 Loan Balance". (the "Section 467 Loan Balance"). In
addition, (i) if, with respect to any Rent Payment Period, the amount set forth for such Rent Payment Period under the caption "Section 467 Interest" is positive ("Landlord Section 467 Loan Balance"), Landlord shall deduct interest expense and Tenant shall accrue interest income with respect to such period in an amount set forth under the caption "Section 467 Interest" ("Landlord Section
467 Interest") and (ii) if, with respect to any Rent Payment Period, the amount set forth for such Rent Payment Period under the caption "Section 467 Interest"
is negative ("Tenant Section 467 Loan Balance"), Landlord shall accrue interest income and Tenant shall deduct interest expense with respect to such period in an amount equal to the "Section 467 Interest" ("Tenant Section 467 Interest").
All Section 467 Loan principal and interest is already included as part of Base
Rent, Termination Values and Stipulated Loss Values, is payable as a portion thereof, and has been taken into account in the

                                       2

calculation of the amount set forth under the heading "Base Rent Payment" on
Schedule 3.1(a) hereto, under the beading "Stipulated Loss Value" on Schedule
12.1 hereto and under the heading "Termination Value" on Schedule 21.1 hereto.
In no event shall any principal or interest on any Section 467 Loan be separately payable (including upon any termination or rejection of this Lease, whether in connection with an Event of Default, any proceeding in the nature of bankruptcy or otherwise, and regardless of whether or not Termination Value or
Stipulated Loss Value shall be payable in connection with any such termination), it being agreed and understood that these items represent characterizations for
Federal income tax purposes only, including in the case of any termination of this Lease pursuant to Articles 12, 17 and 21 where Termination Value or
Stipulated Loss Value is not payable and are integral terms of the Lease and not separable in any manner in connection with any such event or proceeding.

              (d) Anything herein or in any other Operative Document to the contrary notwithstanding, Base Rent payable on any Rent Payment Date, whether or not adjusted in accordance with Section 13.2 of the Participation Agreement, shall, in the aggregate, be in an amount at least sufficient to pay in full principal and interest payable on the Indenture Notes on such Rent Payment Date.
Anything herein or in any other Operative Document to the contrary notwithstanding, Termination Values and Stipulated Loss Values payable on any date under this Lease, whether or not adjusted in accordance with Section 13.2 of the Participation Agreement, shall, in the aggregate, together with all other
Rent due and owing on such date, exclusive of any portion thereof that is an
Excluded Amount, be in an amount at least sufficient to pay in full the principal of and accrued interest on the Indenture Notes payable on such date.

         Section 3.2 Supplemental Rent. Tenant shall pay to Landlord, or to such other Person as shall be entitled thereto in the manner contemplated herein or in any other Operative Document or as otherwise required by Landlord, any and all Supplemental Rent as the same shall become due and payable. In the event of
Tenant's failure to pay when due and payable any Supplemental Rent, Landlord shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Rent. In addition, in the event
Tenant fails to pay or discharge any Supplemental Rent or any other cost, fee, discharge, expense, reimbursement or obligation relating to the Property which it is obligated to pay or discharge, Landlord may, but shall not be obligated to, pay the same, and in that event Tenant shall promptly reimburse Landlord therefore and pay the same, together with interest thereon at the Default Rate computed from the date of payment of such cost, expense or otherwise to the date of reimbursement, and such payment shall be deemed to be Supplemental Rent.

         Section 3.3 Method of Payment. All Rent (other than Excluded Amounts)
payable by Tenant hereunder shall be paid to Landlord or to such other person or persons as may be designated by not less than five (5) Business Days' advance written notice from Landlord to Tenant, from time to time, and shall be paid in
Immediately Available Funds no later than 12:00 noon, New York City time, on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made at such time on the immediately preceding Business Day, with the same force and effect as though made

                                       3

on such scheduled dates; provided, however, that so long as the Lien of the
Indenture has not been discharged in accordance with Section 3 thereof, Landlord hereby irrevocably directs (it being agreed and understood that such direction shall be deemed to have been revoked after the Lien of the Indenture shall have been fully discharged in accordance with Section 3 thereof), and Tenant agrees, that all payments of Rent (other than Excluded Amounts) payable to the Landlord shall be paid in the same manner as it would be paid to Landlord except it shall be paid directly to the Indenture Trustee for distribution in accordance with the Indenture at such account as is set forth in Schedule A to the Participation
Agreement or such other place in the United States as the Indenture Trustee may specify in writing from time to time thereafter (such writing to be delivered not less than five (5) Business Days prior to the due date for the next payment of Rent and to be effective until subsequent written notice, the "Indenture
Trustee's Account"). Payments constituting Excluded Amounts shall be made to the
Person entitled thereto at its Address, or to such other place as such Person shall notify the Tenant in writing (such writing to be delivered not less than five (5) Business Days prior to the due date for the next such payment and to be effective until subsequent written notice).

         Section 3.4 Late Payment. If any payment of any Base Rent, Extension
Rent or Supplemental Rent shall not be paid when due, Tenant shall pay as
Supplemental Rent interest thereon from the date such payment became due and payable to the date of receipt thereof at a rate per annum equal to the Default
Rate. If any Base Rent, Extension Rent or Supplemental Rent shall be paid on the date when due, but after 12:00 noon, New York City time, interest shall be payable as aforesaid at the Default Rate.

         Section 3.5 Net Lease. IT IS THE INTENTION OF THE PARTIES HERETO THAT
THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS
AND AGREEMENTS, AND THAT BASE RENT, EXTENSION RENT, SUPPLEMENTAL RENT AND ALL
OTHER SUMS PAYABLE BY TENANT HEREUNDER SHALL CONTINUE TO BE PAYABLE IN ALL
EVENTS, AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED,
UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED
PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. THIS LEASE IS A NET LEASE AND IT
IS AGREED AND INTENDED THAT BASE RENT, EXTENSION RENT, SUPPLEMENTAL RENT AND ANY
OTHER AMOUNTS PAYABLE HEREUNDER BY TENANT SHALL BE PAID WITHOUT NOTICE, DEMAND,
COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE AND WITHOUT ABATEMENT, SUSPENSION,
DEFERMENT, DIMINUTION OR REDUCTION AND THAT TENANT'S OBLIGATION TO PAY ALL SUCH
AMOUNTS, THROUGHOUT THE BASE TERM AND ALL APPLICABLE EXTENSION TERMS, IS
ABSOLUTE AND UNCONDITIONAL. TENANT ACKNOWLEDGES THAT IT ACCEPTS FULL RISK OF ITS
BEING UNABLE TO OCCUPY THE PROPERTY, BY VIRTUE OF EVENT OF LOSS, EARLY
TERMINATION OR EVENT OF DEFAULT, OR BY ANY OTHER REASON, DESPITE HAVING PAID
BASE RENT, EXTENSION RENT OR SUPPLEMENTAL RENT FOR SUCH PERIOD. THIS LEASE SHALL
NOT TERMINATE AND TENANT SHALL

                                       4

NOT HAVE ANY RIGHTS TO TERMINATE THIS LEASE, DURING THE BASE TERM OR ANY
EXTENSION TERMS (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 12.1 AND
ARTICLE 21). EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SPECIFIED IN SECTION 12.1
AND ARTICLE 21, TENANT SHALL NOT TAKE ANY ACTION TO TERMINATE, RESCIND OR VOID
THIS LEASE AND THE OBLIGATIONS AND LIABILITIES OF TENANT HEREUNDER SHALL IN NO
WAY BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED FOR ANY REASON, INCLUDING,
WITHOUT LIMITATION: (A) ANY DEFECT IN THE CONDITION, MERCHANTABILITY, DESIGN,
CONSTRUCTION, QUALITY OR FITNESS FOR USE OF THE PROPERTY OR ANY PART THEREOF, OR
THE FAILURE OF THE PROPERTY TO COMPLY WITH ALL APPLICABLE LAWS, INCLUDING ANY
INABILITY TO OCCUPY OR USE THE PROPERTY BY REASON OF SUCH NONCOMPLIANCE; (B) ANY
DAMAGE TO, REMOVAL, ABANDONMENT, SALVAGE, LOSS, CONDEMNATION, THEFT, SCRAPPING
OR DESTRUCTION OF OR ANY REQUISITION OR TAKING OF THE PROPERTY OR ANY PART
THEREOF, OR ANY ENVIRONMENTAL CONDITIONS ON THE PROPERTY OR ANY PROPERTY IN THE
VICINITY OF THE PROPERTY; (C) ANY RESTRICTION, PREVENTION OR CURTAILMENT OF OR
INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF INCLUDING
EVICTION; (D) ANY DEFECT IN TITLE TO OR RIGHTS TO THE PROPERTY OR ANY PART
THEREOF OR ANY LIEN ON SUCH TITLE OR RIGHTS TO THE PROPERTY; (E) ANY CHANGE,
WAIVER, EXTENSION, INDULGENCE OR OTHER ACTION OR OMISSION OR BREACH IN RESPECT
OF ANY OBLIGATION OR LIABILITY OF OR BY ANY PERSON; (F) ANY BANKRUPTCY,
INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION OR
OTHER LIKE PROCEEDINGS RELATING TO TENANT, LANDLORD, THE OWNER PARTICIPANT, THE
GUARANTOR OR ANY OTHER PERSON, OR ANY ACTION TAKEN WITH RESPECT TO THIS LEASE BY
ANY TRUSTEE OR RECEIVER OF TENANT, THE LANDLORD OR ANY OTHER PERSON, OR BY ANY
COURT, IN ANY SUCH PROCEEDING; (G) ANY RIGHT OR CLAIM THAT TENANT HAS OR MIGHT
HAVE AGAINST ANY PERSON, INCLUDING, WITHOUT LIMITATION, LANDLORD OR ANY VENDOR,
MANUFACTURER, CONTRACTOR OF OR FOR THE PROPERTY; (H) ANY FAILURE ON THE PART OF
LANDLORD OR ANY OTHER PERSON TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS
LEASE OR ANY OTHER OPERATIVE DOCUMENT OR ANY INVALIDITY, UNENFORCEABILITY OR
DISAFFIRMANCE OF ANY PROVISION HEREOF OR THEREOF AGAINST OR BY THE TENANT; (I)
THE IMPOSSIBILITY OF PERFORMANCE BY TENANT OR LANDLORD, OR BOTH OR ANY OTHER
PERSON; (J) ANY ACTION BY ANY COURT, ADMINISTRATIVE AGENCY OR OTHER GOVERNMENTAL
AUTHORITY; (K) ANY INTERFERENCE, INTERRUPTION OR CESSATION IN THE USE,
POSSESSION OR QUIET ENJOYMENT OF THE PROPERTY; (L) THE EXERCISE OF ANY REMEDY,
INCLUDING FORECLOSURE, UNDER THE MORTGAGE; (M) THE PROHIBITION OR RESTRICTION OF
TENANT'S USE OF THE PROPERTY UNDER ANY APPLICABLE LAWS OR OTHERWISE; (N) THE
EVICTION OF TENANT FROM POSSESSION OF THE PROPERTY, BY PARAMOUNT TITLE OR

                                       5

OTHERWISE; (O) ANY BREACH OR DEFAULT BY LANDLORD HEREUNDER OR UNDER ANY OTHER
AGREEMENT BETWEEN LANDLORD AND TENANT; (P) THE BREACH OR FAILURE OF ANY
REPRESENTATION, WARRANTY OR COVENANT IN ANY OPERATIVE DOCUMENT BY ANY PERSON OR
(Q) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE
FOREGOING, WHETHER FORESEEABLE OR UNFORESEEABLE, AND WHETHER OR NOT TENANT SHALL
HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING. EXCEPT AS SPECIFICALLY SET
FORTH IN THIS LEASE, THIS LEASE SHALL BE NONCANCELLABLE BY TENANT FOR ANY REASON
WHATSOEVER AND, EXCEPT AS EXPRESSLY PROVIDED IN THIS LEASE, TENANT, TO THE
EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAWS, WAIVES ALL RIGHTS NOW OR
HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO QUIT, TERMINATE OR SURRENDER THIS
LEASE OR TO ANY DIMINUTION, ABATEMENT OR REDUCTION OF RENT PAYABLE HEREUNDER.
UNDER NO CIRCUMSTANCES OR CONDITIONS SHALL LANDLORD BE EXPECTED OR REQUIRED TO
MAKE ANY PAYMENT OF ANY KIND HEREUNDER OR HAVE ANY OBLIGATIONS WITH RESPECT TO
THE USE, POSSESSION, CONTROL, MAINTENANCE, ALTERATION, REBUILDING, REPLACING,
REPAIR, RESTORATION OR OPERATION OF ALL OR ANY PART OF THE PROPERTY, SO LONG AS
THE PROPERTY OR ANY PART THEREOF IS SUBJECT TO THIS LEASE, AND TENANT EXPRESSLY
WAIVES THE RIGHT TO PERFORM ANY SUCH ACTION AT THE EXPENSE OF LANDLORD, WHETHER
HEREUNDER OR PURSUANT TO ANY LAW. TENANT WAIVES ALL RIGHTS WHICH ARE NOT
EXPRESSLY STATED HEREIN BUT WHICH MAY NOW OR HEREAFTER OTHERWISE BE CONFERRED BY
APPLICABLE LAWS (I) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PROPERTY;
(II) TO HAVE ANY SETOFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, SUSPENSION,
DEFERMENT, DIMINUTION, DEDUCTION, REDUCTION OR DEFENSE OF OR TO BASE RENT,
EXTENSION RENT, SUPPLEMENTAL RENT, OR ANY OTHER SUMS PAYABLE UNDER THIS LEASE,
EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN; AND (III) TO HAVE ANY STATUTORY
LIEN OR OFFSET RIGHT AGAINST LANDLORD OR ITS PROPERTY. WITHOUT LIMITING THE
FOREGOING, TENANT SHALL HAVE THE RIGHT TO ENFORCE ITS RIGHTS UNDER SECTION 26.2
HEREOF AND SECTION Il OF THE PARTICIPATION AGREEMENT.

         Section 3.6 True Lease. It is the intent of Landlord and Tenant and the parties agree that the Lease for federal income tax purposes is a true lease and that the Lease does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records and report (including income tax filings) in a manner consistent with "true lease"
treatment rather than "financing" treatment, except to the extent that a party is required to take a different position by a Governmental Authority or U.S.
GAAP with respect to Tenant's presentation and preparation of its unconsolidated financial statements. Notwithstanding the foregoing, nothing herein shall be construed as conveying to Tenant any right, title or interest in or to the
Improvements except as lessee only. Landlord shall take no action which would cause this Lease to be treated as other than an operating lease under GAAP for
Tenant's accounting purposes.

                                       6

                                    ARTICLE 4
                             RIGHT OF FIRST REFUSAL

         Section 4.1 Right of First Refusal. Provided that no Material Default or Event of Default has occurred and is continuing, in the event that Landlord or the Owner Participant, as the case may be, receives and desires to accept an offer from any Person other than an Affiliate of Landlord or an Affiliate of the
Owner Participant or an Affiliate of the OP Guarantor for the purchase of (i)
the Property or (ii) the Beneficial Interest, the Landlord shall deliver to
Tenant a notice (the "First Refusal Notice") setting forth each of the material terms of the proposed transaction, including, without limitation, the sales price, the closing date and the down payment amount, if any, and the other material terms for payment of the sales price. Tenant shall, for thirty (30)
days commencing upon receipt of a First Refusal Notice (the "Right of First
Refusal Period"), have the exclusive right to purchase (or designate a purchaser
of) the Property or the Beneficial Interest, as the case may be, on the terms set forth in such First Refusal Notice (the "Right of First Refusal"), by so
notifying the Landlord, within the Right of First Refusal Period, whereupon
Tenant shall be bound under this Lease to purchase from the Landlord, and the
Landlord shall be bound under this Lease to sell to Tenant (or its designee), the Property or the Beneficial Interest, as the case may be, on such terms, within thirty (30) days of such acceptance by Tenant provided, however, (i) no transfer of the Property shall occur unless the Lien of the Indenture has been discharged in accordance with Section 3 thereof (which discharge may occur in connection with and immediately prior to any such transfer), and (ii) so long as the Lien of the Indenture shall not have been discharged in accordance with
Section 3 thereof, the Tenant shall pay, in connection with any purchase of the
Beneficial Interest, in addition to the terms set forth in such Right of First
Refusal Notice, an amount equal to the amount required to pay in full the
Indenture Notes, accrued interest thereon, the Make-Whole Premium and all other amounts due under the Indenture, calculated as of the date of the sale, to be applied to the prepayment of the Indenture Notes and the release of the Lien of the Indenture in connection therewith. On or before the closing date on such
Right of First Refusal, Tenant and Landlord shall execute and deliver to each other a purchase agreement containing the terms of the offer. If Tenant fails to respond to such First Refusal Notice during the Right of First Refusal Period,
Tenant shall be deemed to have elected not to purchase the Property or the
Beneficial Interest. If Tenant does not elect (or is deemed not to elect) to purchase the Property or the Beneficial Interest within the Right of First
Refusal Period, then Landlord may proceed with such sale on terms that are not materially more favorable than those set forth in the First Refusal Notice and at a price not less than 95% of the purchase price set forth in such First
Refusal Notice. Absent the consummation of such sale within a 180-day period commencing upon the expiration of the Right of First Refusal Period, the
Landlord shall be required to repeat the procedure set forth in this Section 4.1 if it still wishes to consummate such transaction. The foregoing Right of First
Refusal shall, so long as no Material Default or Event of Default shall have occurred and be continuing, be renewed and shall apply to every proposed purchase described herein irrespective of whether

                                       7

Tenant shall have elected not to exercise its Right of First Refusal with respect to any prior proposed purchase or whether any prior proposed purchase shall have been consummated.

         Section 4.2 Non-Applicability of Section 4.1. Tenant's Right of First
Refusal set forth in Section 4.1 shall (i) not apply to and shall terminate upon a conveyance or assignment to a purchaser at a foreclosure sale in connection with the foreclosure of any bona fide first mortgage encumbering the Property or transfer by deed in lieu of foreclosure, (ii) not apply to any transfer by
Landlord or the Owner Participant if, at the time of such transfer, a Material
Default or an Event of Default shall have occurred and be continuing, (iii) not apply in connection with a termination of this Lease or a sale of the Property pursuant to Section 12.1 or Section 21.1 or following a retention of the
Property by Landlord in connection with a termination under Section 12.1 or
Section 21.1, (iv) not apply in connection with a sale pursuant to Section 5.3,
Section 6.2(c) or Section 6.2(d) of the Participation Agreement and (v) not
apply at any time after the expiration or earlier termination of this Lease.

         Section 4.3 Miscellaneous. If Tenant is the purchaser under this
Article 4, then (and notwithstanding any terms of a bona fide offer to purchase received by Landlord) such purchase shall be on an "as is, where is" basis and without representations or warranties other than representations and warranties as to the absence of any Landlord's Liens, and the Tenant shall release, indemnify and hold harmless the Landlord from and against any and all claims arising from or related to the condition of the Property, including, but not limited to, claims arising under Environmental Laws, except those claims arising out of the gross negligence or willful misconduct of Landlord, or its agents or employees (excluding Tenant). Tenant's acquisition of the Property shall be completed pursuant to Article 22 of this Lease.

                                    ARTICLE 5
                                EXTENSION OPTIONS

    Section 5.1 Extension Options.

              (a) Landlord hereby grants to Tenant the option to extend the term of this Lease for two (2) successive terms of five (5) years each (each, a
"Fixed Rate Extension Term"), with each such Fixed Rate Extension Term commencing on the date that is the day after the expiration of the Base Term or the preceding Fixed Rate Extension Term, as the case may be.

              (b) In order to exercise its option to extend this Lease for any
Fixed Rate Extension Term or Fair Market Extension Term (as hereinafter defined)
(each Fixed Rate Extension Term or Fair Market Extension Term, an "Extension
Term"), the following procedure shall be followed:

              (i) Tenant shall give Landlord irrevocable written notice of its intent to exercise its option to extend the term of this Lease not more than 24 months prior to, but

                                       8

         not less than 18 months prior to, the expiration of the Base Term or the then current Extension Term, as the case may be, time being of the essence.

              (ii) The annual Extension Rent payable for the first Fixed Rate
         Extension Term shall be equal to one hundred two and one half percent
         (102.5%) of the anticipated Fair Market Rental Value at the commencement of the first Fixed Rate Extension Term determined as of the commencement date of this Lease and as set forth in Schedule
         3.1(a-2). The annual Extension Rent for each Fixed Rate Extension Term thereafter shall be equal to one hundred two and one half percent
         (102.5%) of the annual Extension Rent for the immediately preceding
         Fixed Rate Extension Term. Landlord hereby grants to Tenant the option to extend this Lease, after the expiration of such Fixed Rate Extension
         Terms, for two (2) additional and successive terms of five (5) years each (each, a "Fair Market Extension Term"), with each such Fair Market
         Extension Term commencing on the date that is the day after the expiration of the last Fixed Rate Extension Term or Fair Market
         Extension Term, as the case may be. The annual Extension Rent payable for each such Fair Market Extension Term shall be equal to one hundred percent (100%) of the Extension Fair Market Rental Value, anticipated to be in effect as of the commencement date of the applicable Fair
         Market Extension Term. Upon receipt of Tenant's request to extend with respect to any such Fair Market Extension Term, Landlord and Tenant shall promptly commence good faith negotiations to agree upon the
         Extension Fair Market Rental Value. If the parties cannot agree on the
         Extension Fair Market Rental Value within sixty (60) days after
         Landlord has received Tenant's request to extend, the Extension Fair
         Market Rental Value shall be determined by the Appraisal Procedure.
         Landlord and Tenant also agree to discuss their respective view of
         Extension Fair Market Rental Value before Tenant sends its request option, if so requested by Tenant; each party agreeing they shall not be bound by such discussions.

              (c) The right of Tenant to extend the term of this Lease for any
Extension Term is contingent upon there not being any Material Default or Event of Default in existence on the date of Tenant's exercise of such right or on the date that the Extension Term commences.

         Section 5.2 Lease Provisions Applicable During Extension. All the
provisions of this Lease shall be applicable during each Extension Term except that the number of Extension Terms shall be correspondingly reduced. Without limiting the foregoing, all payments of Extension Rent during each Extension
Term shall be paid on the Rent Payment Dates as set forth in Section 31(a).

         Section 5.3 Stipulated Loss Value and Termination Value During
Extension Terms. The amounts which are payable during any Fixed Rate Extension
Term in respect of Stipulated Loss Value and Termination Value shall be as set forth on Schedules 12.1 and 21.1. The amounts which are payable during any Fair
Market Extension Term in respect of Stipulated Loss Value and Termination Value shall be determined on the basis of the Fair Market Sales Value of the Property as of the commencement of such Extension Term, amortized on a straight-line basis

                                       9

over such Extension Term to the projected Fair Market Sales Value of the
Property as of the expiration of such Extension Term, as such Fair Market Sales
Value in each case is determined prior to the commencement of such Extension
Term.

                                    ARTICLE 6
           TENANT'S ACCEPTANCE OF PROPERTY, ENFORCEMENT OF WARRANTIES

         Section 6.1 Waivers. The Property is demised and let by Landlord "AS
IS" in its present condition as of the Closing Date, subject to (a) the rights of any parties in possession thereof (other than rights, if any, granted by
Landlord), (b) the state of the title thereto existing at the time the Landlord acquired title to its interest in the Property, (c) any state of facts which an accurate survey or physical inspection might show, (d) all Applicable Laws, (e)
any violations of Applicable Laws which may exist at the time the Landlord acquired title to its interest in the Property and (f) the presence of any
Hazardous Materials at or under the Property or at or under any property in the vicinity of the Property and any other environmental conditions. LANDLORD HAS
NOT MADE NOR SHALL LANDLORD BE DEEMED TO HAVE MADE ANY REPRESENTATION OR
WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY
WHATSOEVER AS TO THE VALUE, HABITABILITY, COMPLIANCE WITH ANY PLANS AND
SPECIFICATIONS, CONDITION, DESIGN, OPERATION, LOCATION, USE, DURABILITY,
MERCHANTABILITY, CONDITION OF TITLE, OR FITNESS FOR USE OF THE PROPERTY (OR ANY
PART THEREOF) FOR ANY PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR
WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY
PART THEREOF) AND NEITHER LANDLORD NOR ANY DESIGNEE THEREOF SHALL BE LIABLE FOR
ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR FOR THE FAILURE OF THE PROPERTY
(OR ANY PART THEREOF) TO BE CONSTRUCTED IN ACCORDANCE WITH ANY PLANS AND
SPECIFICATIONS THEREFOR, FOR THE COMPLIANCE OF THE PLANS AND SPECIFICATIONS FOR
THE PROPERTY WITH APPLICABLE LAWS OR FOR THE FAILURE OF THE PROPERTY, OR ANY
PART THEREOF, TO OTHERWISE COMPLY WITH ANY APPLICABLE LAWS. It is agreed that
Tenant or an Affiliate of Tenant has occupied the Property as tenant or owner immediately prior to entering into this Lease, has inspected the Property, is satisfied with the results of its inspections of the Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the preceding sentences, as between the Tenant, on the one hand, and the Landlord, on the other, are to be borne by the Tenant. The provisions of this Article 6 have been negotiated and the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Landlord or any Affiliate thereof, express or implied, with respect to the Property, that may arise pursuant to any law now or hereafter in effect, or otherwise and specifically negating any warranties under the Uniform Commercial Code.

         Section 6.2 Tenant's Right to Enforce Warranties. (a) Subject to
Section 6.2(b) below, Landlord hereby assigns and sets over to, and Tenant hereby accepts the assignment of all

                                       10

of Landlord's right, title and interest, and estate in, to and under, any and all warranties, guarantees, sureties and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the construction, improvement, equipment, maintenance and operation of the Property or any portion thereof now existing or hereafter acquired (excluding from such assignment any such warranties and claims which by their terms are not assignable by Landlord without loss of some or all of the benefits of such warranties or claims); provided, however, that Landlord shall have no obligations under, or liabilities with respect to, any such warranties and claims.

              (b) Unless an Event of Default shall have occurred and be
continuing and Landlord shall have notified Tenant that it is no longer permitted to continue to exercise its rights under this Section 6.2, Landlord authorizes Tenant (directly or through agents), at Tenant's expense, to assert during the Lease Term, all of Landlord's rights (if any) under any applicable warranty and any other claim that Tenant or Landlord may have against any dealer, vendor, manufacturer, contractor or subcontractor with respect to the
Property or any portion thereof.

              (c) Landlord agrees, at Tenant's expense, to use commercially reasonable efforts to cooperate with Tenant to enforce all of Tenant's rights
(if any) under this Section 6.2, such rights of enforcement to be exclusive to
Tenant, and Landlord will not, during the Lease Term, amend, modify or waive, or take any action under, any applicable warranty and any other claim that Tenant may have under this Section 6.2 without Tenant's prior written consent in its reasonable discretion.

              (d) Any amounts recovered under any warranty or claim that is the subject of this Section 6.2 shall be applied to the performance of Tenant's obligations under Section 8.2.

                                    ARTICLE 7
                                      LIENS

         Section 7.1 Liens. Tenant shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any and all of the Property (or any part thereof), Landlord's title thereto or any interest therein, to this Lease or the leasehold interest created hereby, or to Rent, or any title thereto or interest of Tenant therein, or the rentals payable with respect to the subletting of the Property, except Permitted Liens. Tenant shall promptly, but not later than forty-five (45) days after Tenant has knowledge of the filing thereof, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner reasonably satisfactory to
Landlord any such Lien (other than Permitted Liens).

              NOTHING CONTAINED IN THIS LEASE SHALL BE CONSTRUED AS CONSTITUTING
THE CONSENT OR REQUEST OF LANDLORD, EXPRESS OR IMPLIED, TO OR FOR THE
PERFORMANCE BY ANY CONTRACTOR, LABORER, MATERIALMAN, OR VENDOR OF ANY LABOR OR
SERVICES OR FOR THE FURNISHING OF ANY MATERIALS FOR ANY CONSTRUCTION,
ALTERATION, ADDITION, REPAIR OR DEMOLITION OF OR TO THE PROPERTY OR ANY PART

                                       11

THEREOF, WHICH WOULD RESULT IN ANY LIABILITY OF LANDLORD FOR PAYMENT THEREOF.
NOTICE IS HEREBY GIVEN THAT LANDLORD WILL NOT BE LIABLE FOR ANY LABOR, SERVICES
OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING AN
INTEREST IN THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER TENANT, AND THAT
NO MECHANICS OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL
ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PROPERTY.

                                    ARTICLE 8
                                 USE AND REPAIR

         Section 8.1 Use.

              (a) The Property may be used for any lawful purpose consistent with that of similar Class A office buildings (to the extent comprising office space), research facilities and related properties (including, without limitation, the Power Plant, utility building and child care center) within a reasonable proximity to the Property, and that does not involve (a) the operation of a public nuisance or the sale, storage (other than in the ordinary course of business for on-site use by Tenant) or dispensing of gasoline or petroleum products, including, without limitation., the providing of gasoline service or the operation of a filling station, whether wholesale or retail, to others or on its own behalf, (b) any use that would make it impossible or unreasonably expensive to obtain or would invalidate any insurance policy or would cause insurance to be available at commercially unreasonable rates with respect to the Property, provided such policy is required to be maintained hereunder, (c) any use that would violate Applicable Laws in any material respect (other than with respect to Environmental Laws as to which Section 8.5 shall apply) (d) the mining for, or removal of, any oil, gas or minerals, (e)
the generation, storage, use or handling of Hazardous Material in quantities in excess of those generated, stored, used or handled by Tenant in the ordinary course of its business and in a manner consistent with its current usage or (f)
the treatment or disposal of Hazardous Material other than by Tenant in the ordinary course of its business and in a manner consistent with its current usage. Landlord agrees that for so long as no Default or Event of Default has occurred and is continuing, Tenant may exercise the rights of Landlord under any property association now existing or consented to in the future by Landlord, provided (i) such action by Tenant complies with this Lease in all respects,
(ii) Tenant takes no action which could result in a violation of this Lease or an adverse effect on the Property, other than to a de minimis extent, and (iii)
Tenant does not encumber the Property by any Lien, subject to the provisions of
Section 7.1 hereof, or execute documents on behalf of Landlord, unless such documents are permitted to be so executed in accordance with this Lease or such documents will not have, other than to a de minimis extent, an adverse effect on the Property, or Landlord's interest therein, and relate to the normal operations of the Property. Notwithstanding anything herein to the contrary, in exercising any of the rights granted to Tenant pursuant to the foregoing, Tenant shall not (x) modify any declaration, if any, giving rise to any such property association and/or the organizational documents of such property association or
(y) grant any consent or approval or vote in favor of any matter the effect

                                       12

of which results in a waiver or modification of any of the terms and provisions of any such declaration without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that copies of any of the foregoing shall be delivered to the Landlord.

              (b) Tenant shall be permitted at its sole and absolute discretion, upon at least sixty (60) days' prior written notice thereof to Landlord, and at any time and from time to time throughout the Term of this Lease to cease operations or "go dark" at the Property; provided, that Tenant shall not have such right at any time that a Material Default or Event of Default has occurred and is continuing; provided further, that except with respect to any cessation due solely to any Casualty, Condemnation, Alteration, Expansion, the
construction of any Bridge, or any repair or refurbishment, Landlord shall have the right but not the obligation to terminate this Lease and take possession of the Property at any time upon thirty (30) days' prior written notice to the
Tenant (which notice, so long as the Lien of the Indenture has not been discharged in accordance with Section 3 thereof, shall not be effective unless countersigned by the Indenture Trustee) after receipt of such written notice by
Tenant to Landlord.

         Section 8.2 Maintenance. Tenant, at its own expense, shall at all times, (a) maintain and operate the Property in good order, operating condition and repair, reasonable wear and tear and damage by Casualty or Condemnation excepted, and in a manner consistent with the standards of operation and maintenance employed at other facilities of a similar nature owned or operated by Tenant, but in no event less than the standards of other prudent owners of similar Class A office buildings (to the extent comprising office space), research facilities and related properties within a reasonable proximity to the
Property, (b) maintain and operate the Property in compliance with Applicable
Laws, (c) comply with the standards imposed by any insurance policies required to be maintained hereunder which are in effect at any time with respect to the
Property or any part thereof, and (d) make repairs and Alterations of the
Property necessary to keep the same in the condition required by the preceding clauses (a), (b) and (c), whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, and including, without limitation, repairs, replacements and renewals that would constitute capital expenditures under GAAP if incurred by an owner of property; provided, however, Tenant may contest any such Applicable Law in good faith and need not make any such repair or Alteration while so doing provided that (i) such contest
(A) will not result in a Lien or judgment against the Property or Landlord, (B)
will not subject Landlord to any civil or criminal liability, (C) will not result in the enjoinment of or interference with the use, possession or disposition of the Property in a material respect, (D) will not result in the interruption of all of any part of the Rent or Extension Rent or any other amount payable under the Operative Documents by reason of attachment or other lien, and (E) will not result in a material and adverse affect on the Fair
Market Sales Value, use or remaining useful life of the Property or any portion thereof or the continued economic operation thereof, and (ii) at any time after the commencement and during the continuation of such contest that Guarantor shall not maintain a Credit Rating of at least Investment Grade from the Rating
Agencies and the maximum aggregate amount of liability that could result to the
Transaction Parties as a result of such contest could, if such contest were determined adversely to Tenant, exceed $100,000. Tenant shall provide to
Landlord adequate

                                       13

security in form and substance and in amounts reasonably satisfactory to
Landlord (any such contest, a "Permitted Contest"). The Tenant waives any right that it may now have or hereafter acquire to (x) require the Landlord to maintain, repair, replace, alter, remove or rebuild all or any part of the
Property or (y) make repairs at the expense of the Landlord. All such repairs, restorations and replacements shall be constructed and installed in a good and workmanlike manner in compliance with Applicable Laws. In carrying out its obligations under this Section 8.2, the Tenant shall not discriminate in any way in the maintenance of the Property as compared with other similar properties owned, managed or leased by the Tenant.

         Section 8.3 Alterations. (a) Subject to the conditions set forth in this Section 8.3, Tenant may, at its sole cost and expense, make any Alterations consistent with the use permitted by Section 8.1 pursuant to the following terms;

              (i) Subject to Permitted Contests, Tenant shall make all
         alterations, renovations, modifications or improvements to the Property required by Applicable Laws.

              (ii) Tenant may make any non-structural Alteration not required by
         Applicable Laws, the cost of which is $5,000,000 or less, without the consent of Landlord or the Indenture Trustee.

              (iii) Tenant may make any non-structural Alteration not required by Applicable Laws, the cost of which is more than $5,000,000, or any structural Alteration not required by Applicable Laws, in each case with the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

              (b) Tenant's right to make Alterations pursuant to clauses (a)(ii)
and (a)(iii) above, whether or not consented to by Landlord, is subject to the conditions that no such Alteration shall, subject to Tenant's rights under
Article 25, (i) reduce the utility, remaining useful life, or current or residual Fair Market Sales Value of the Property from that which existed prior to such Alterations, other than to a de minimis extent, or create a hazardous condition and such Alterations do not cause the Property to be characterized as
"limited - use property" (as defined in Revenue Procedure 2001-28), in each case assuming that the Property is then being operated and maintained in accordance with this Article 8, (ii) violate any Applicable Law, or (iii) violate the terms and conditions of Section 8.1 hereof or any other Operative Document.
Notwithstanding the requirements for notice and consent set forth above, Tenant may, in good faith, make any repairs (structural or non-structural) required by virtue of an emergency, without satisfying any otherwise applicable notice and/or consent requirement, provided Tenant notifies Landlord of such repair (to the extent otherwise required) as promptly as is reasonably practical, after the emergency and obtains the consent of Landlord in the manner required hereunder, to the repairs made, and otherwise satisfies the provisions of this Section 8.3, all as promptly as practicable.

                                       14

              (c) Every Alteration shall comply with the following additional terms (which compliance shall be at Tenant's sole cost and expense): (i) except for Alterations costing less than $5,000,000 and with respect to which good construction practice would not require such plans, the Alteration shall be made in accordance with plans prepared by a certified architect or civil engineer who shall be licensed in the appropriate jurisdiction to the extent required for the filing of any plans in connection with such Alteration (which architect shall not be an employee of Tenant or its Affiliates), and shall be completed under the supervision of such architect or engineer, or other reasonably capable person, and copies of such plans and specifications shall be delivered to
Landlord at the time such plans are submitted for permit application (or if no permit is necessary, prior to construction), (ii) the structural integrity of the existing Improvements will not at any time be impaired by such work, (iii)
Tenant shall procure and pay for all licenses, approvals or permits required
(including final approvals) from time to time, relating to such Alteration of all municipal and other Governmental Authorities having jurisdiction of the
Property, copies of which shall be delivered to Landlord, (iv) such Alterations shall not encroach upon any adjacent premises unless appropriate easements
(satisfying the terms and provisions of Article 25) and consents shall have been obtained, and unless such encroachment shall not be material in nature, (v) the
Tenant shall not make any such Alteration in violation of the terms of any restriction, easement, condition or covenant or other matter materially affecting title to the Property or which could materially affect title to the
Property or which could materially affect the Landlord's interest in the
Property, (vi) such Alterations shall be compatible with the use and maintenance of the Property, and (vii) the Tenant shall deliver to Landlord and the
Indenture Trustee a certificate of an authorized officer of the Tenant certifying compliance with the terms of clauses (i) through (iii) of Section
8.3(b) and clauses (i) through (vi) of this Section 8.3(c). Landlord agrees to reasonably cooperate with Tenant (at no cost to Landlord) in signing permit applications and similar documents to the extent required for any Alteration.
Tenant shall submit such applications or similar documents to Landlord to the extent Landlord's approval is required for the subject Alteration. Tenant may execute such applications or similar documents on behalf of and (if necessary)
in the name of, Landlord for all Alterations for which the consent of Landlord is not required, and for Alterations for which consent of Landlord is required, has been granted or deemed granted, but Landlord does not execute such documents within twenty (20) days after Tenant's request therefor; provided, however, that as a consequence of such execution there shall be no material indemnified and no unindemnified consequences thereof to the Landlord or the Owner Participant.
Tenant shall promptly furnish Landlord with copies of all documents that Tenant has signed on behalf of Landlord pursuant to this Section. Nothing herein shall be deemed to impose any liability or responsibility on Landlord for performance or payment of such Alteration. Any Claim asserted against or incurred by
Landlord arising out of the foregoing shall be indemnified by Tenant pursuant to the terms of Section 10.1 of the Participation Agreement. In connection with any
Alteration, Tenant shall perform and complete all work promptly and in a good and workmanlike manner in compliance with Applicable Laws and such Alterations shall be free of Liens other than Permitted Liens. Whenever Tenant is making
Alterations, once commenced, Tenant shall diligently pursue the completion of such Alterations and, in any event, shall complete such Alterations within the lesser of twenty-four (24) months after commencement of such Alterations or the then remaining term of the Lease. If

                                       15

such alterations shall not have been completed prior to the expiration of this
Lease, Tenant shall be deemed to remain in possession of the Property and
Section 26.16 hereof shall apply.

              (d) With respect to such Alterations for which Tenant must obtain the consent of Landlord pursuant to the terms of this Lease, Landlord shall have thirty (30) days after Tenant's delivery of its request for consent, together with preliminary drawings and specifications for such Alterations, within which
Landlord may grant or deny Tenant's request for consent. If Landlord shall have not notified Tenant that such consent will be denied, such consent shall be deemed to have been granted.

         Section 8.4 Title to Alterations. Title to all Alterations shall remain in Landlord unless:

              (a) such Alteration is readily removable without causing material damage to the Property which is incapable of being repaired; and

              (b) such Alteration is not required for the lawful occupancy or use of the Property or otherwise required by Applicable Laws (collectively, a
"Severable Alteration").

              Upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord's request and at Tenant's sole cost and expense, execute and deliver any deeds or assignments reasonably requested by Landlord to evidence the vesting of title in and to any Alterations then-remaining on the Property in
Landlord, free and clear of all Liens, which obligation shall survive the expiration or earlier termination of the Lease. Except as otherwise provided in
Article 24, in no event shall Tenant be obligated to remove any Alteration at the expiration or earlier termination of the Term or otherwise. Title to any
Severable Alteration shall vest in Tenant immediately upon the installation thereof and shall not be transferred or be deemed to have transferred to
Landlord prior to the expiration or earlier termination of the Lease. Any
Severable Alterations and any of Tenant's Equipment and Personalty may be
removed at any time during the Term by Tenant so long as removal thereof shall not result in the violation of any Applicable Law or this Lease; provided, however, Tenant shall, at its expense, repair any damage to the Property caused by the removal of any Severable Alteration or any of Tenant's Equipment and
Personalty that is in excess of a de minimis amount in any individual instance or in the aggregate. Notwithstanding the foregoing, Landlord shall have the right to purchase any or all Severable Alterations for a price equal to the fair market value thereof at and as of the expiration or earlier termination of the
Lease. Tenant shall give Landlord written notice no less than 180 days prior to the expiration of the Term of the nature and anticipated fair market value of each such Severable Alteration.

              All Alterations that are not Severable Alterations will become part of the Property and title thereto will automatically vest in Landlord when made without compensation to Tenant and will thereupon become part of the
Property subject to this Lease.

                                       16

         Section 8.5 Compliance with Law; Environmental Compliance. Tenant, at its sole cost and expense, shall comply at all times with all Environmental
Laws, whether now or hereafter in effect, subject to Permitted Contests. Tenant, at its sole cost and expense, shall comply at all times, in all material respects, with all Applicable Laws other than Environmental Laws, whether now or hereafter in effect, subject to Permitted Contests. In all events Tenant shall indemnify Landlord from and against any cost, fine, penalty, assessment or other charge properly assessed after the Permitted Contest is either adversely decided or terminated voluntarily by Tenant or because it no longer has the right to contest pursuant to the terms of the Lease. Tenant shall notify Landlord and the
Indenture Trustee promptly if (i) Tenant becomes aware of the presence, Release or threatened Release of any Hazardous Material at, on, under, emanating from, or migrating to, the Property in any quantity or manner, which could reasonably be expected to violate in any material respect any Environmental Law or give rise to any material liability or the obligation to take Remedial Action or other material obligations under any Environmental Law or (ii) Tenant receives any written notice, claim, demand, request for information, or other communication from a Governmental Authority or a third party regarding the presence, Release or threatened Release of any Hazardous Material at, on, under, within, emanating from, or migrating to the Property or related to the Property which could reasonably be expected to violate in any material respect any
Environmental Law or give rise to any material liability or obligation to take
Remedial Action or other material obligations under any Environmental Law.

         Section 8.6 Payment of Taxes. Tenant, in accordance with Section 10.2 of the Participation Agreement, shall pay or cause to be paid all Taxes before any fine, penalty, premium, further interest (except as provided hereunder with respect to installments) or cost may be assessed or added for nonpayment, such payments to be made directly to the taxing authorities where feasible subject to
Permitted Contents. If any such Tax may, at the option of the taxpayer, lawfully be paid in installments (regardless whether interest shall accrue on the unpaid balance of such Tax), Tenant may exercise the option to pay the same in installments, and in such event Tenant shall pay only those installments that become due and payable during the Lease Term or relate to the Lease Term, as the same become due and before any fine, penalty, premium, further interest or cost may be assessed or added thereto.

         Section 8.7 Utility Charges. Tenant shall pay or cause to be paid, directly to the party entitled, all charges for electricity, power, gas, oil, water, telephone, sanitary sewer services and all other utilities used in or on the Property prior to and during the Term, and such obligation on the part of
Tenant shall survive the expiration or earlier termination of this Lease until all such outstanding balances for services rendered prior to or during the term of this Lease have been paid. Any refunds of such charges attributable to the
Term shall be the property of Tenant, and provided no Event of Default has occurred and is continuing, Landlord shall pay the same to Tenant promptly upon its receipt thereof. Tenant shall have the right to select such service providers for the Property.

         Section 8.8 Notice of Litigation. Tenant shall give prompt written notice to Landlord of (i) any written notice or Actual Knowledge by Tenant of any litigation or governmental

                                       17

proceedings pending against Tenant or the Property, which could reasonably be expected to materially adversely affect the use or value of the Property, and
(ii) any written notice or Actual Knowledge by Tenant of any violation by Tenant of Applicable Law that could reasonably be expected to impose liability on the
Owner Participant, the Landlord, the Indenture Trustee or any Noteholder.

                                    ARTICLE 9
                                    INSURANCE

         Section 9.1 Coverage.

              (a) Subject to Section 9.1(b), Tenant shall maintain insurance of the types and in the amounts set forth on Schedule 9.1 attached hereto and made a part hereof, which insurance requirements shall be consistent with the coverage maintained by Tenant for similar properties owned or leased by Tenant.
Without limiting the foregoing, under no circumstances shall such insurance be less than that maintained by prudent owners of similar Class A buildings (to the extent comprising office space), research facilities and related properties.

              (b) Notwithstanding Section 9.1(a), at any time that the Tenant or
Guarantor shall maintain a Credit Rating of at least BBB+ (if rated by S&P) and
Baal (if rated by Moody's) from the Rating Agencies (and for thirty (30) days thereafter), Tenant shall be entitled to self-insure and/or have deductibles against any risks described in clause (a)(i) - (x) of Schedule 9.1 so long as no
Material Default or Event of Default shall have occurred and be continuing.
Except as otherwise provided herein, during any period that Tenant is self-insuring, Tenant shall not be required to deliver any policies, certificates or other evidence of insurance. At any time that the Tenant is not entitled to self-insure as described in the immediately preceding sentence, the amount of any deductible with respect to any property insurance policy required by this Lease shall be $3,000,000 or less and with respect to any general liability insurance policy required by this Lease shall be $3,000,000 or less.

              (c) Nothing in this Article 9 shall prohibit the Tenant from maintaining at its expense insurance on or with respect to the Property, naming the Tenant as insured and/or loss payee and the Indenture Trustee as an additional insured and/or loss payee, for an amount greater than the insurance required to be maintained under this Section 9.1, unless such insurance would conflict with or otherwise limit the availability of or coverage afforded by insurance required to be maintained under this Section 9.1. Nothing in this
Section 9.1 shall prohibit the Landlord from maintaining at its sole cost and expense other insurance on or with respect to the Property or the operation, use and occupancy of the Property, naming the Landlord as insured and/or payee, unless such insurance would conflict with, cause the Landlord to be a coinsurer or otherwise limit or adversely affect the ability to obtain, or the cost of the insurance required to be maintained by Tenant under this Section 9.1.

              (d) On or prior to the Closing Date and on or before the tenth
(10th) day prior to the expiration of any policy maintained pursuant to this
Article 9 and not less than five (5) days prior to any sale of the Property or any refinancing permitted under this Lease, Tenant shall

                                       18

deliver to Landlord and the Indenture Trustee certificates of insurance issued by the insurers evidencing any insurance required to be maintained pursuant to this Article 9 or, to the extent Tenant is permitted to self-insure under the requirements established in Section 9.1(b) and Tenant has elected to do so, an
Officer's Certificate that self-insurance is permitted under this Section 9.1 and that self-insurance is in place for any insurance coverage required under this Article 9 that is not otherwise evidenced by the insurers' certificates of insurance. In the event that Tenant shall fail to maintain insurance or provide notice of self-insurance as herein provided, Landlord and/or its successors, designees, or assigns may at their respective option, but without obligation, provide such insurance and, in such event, Tenant shall, within fifteen (15)
Business Days after receipt of demand from time to time, reimburse Landlord and/or its successors, designees, or assigns for the cost thereof, together with interest on such cost at the Default Rate computed from the date of payment of such cost to the date of reimbursement. Landlord and/or its successors, designees, or assigns shall give prompt written notice to Tenant of any such insurance.

              (e) Notwithstanding anything to the contrary herein, no provision of this Article 9 or any other provision of this Lease shall impose on Landlord any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by Tenant, nor shall Landlord be responsible for any representations or warranties made by or on behalf of Tenant to any insurance broker, company or underwriter.

              (f) All proceeds of property insurance policies maintained pursuant to this Article 9 and the amount of any deductible shall be paid in the manner set forth in Article 12 of this Lease; provided, however, that, if the applicable Section of this Lease requires that the proceeds of property insurance be retained by the Indenture Trustee, and Tenant was self-insured with respect to the occurrence which would have generated such proceeds, then Tenant shall, within thirty (30) days after such occurrence, pay a sum equal to the proceeds that would have been paid by the insurance policies required under clause (a)(i) of Schedule 9.1 (assuming that there was no deductible allowed and no self-insurance in place), to the Indenture Trustee as though there were an actual policy of insurance in place.

                                   ARTICLE 10
                         RETURN OF PROPERTY TO LANDLORD

              Section 10.1 Return of Property to Landlord. Tenant shall, upon the expiration or termination of this Lease, and at its own expense, quit and surrender the Property to Landlord in compliance with the maintenance conditions required by this Lease and in good order and condition, ordinary wear and tear excepted, broom clean, with all personal property removed, free and clear of all
Liens other than Landlord Liens and Liens described in clause (vi) of the definition of Permitted Liens. Upon surrender, Tenant shall deliver an
Environmental Report to Landlord not disclosing any violations of Environmental
Law, which Environmental Report shall be dated within ninety (90) days of the date of such surrender. The delivery of such Environmental Report shall not relieve Tenant of any indemnification obligation or liability with respect to any Release, threat of Release, violation of Environmental Law, Environmental
Claim

                                       19

or other loss of or damage to any property or the environment. All Severable
Alterations and Tenant's Equipment and Personalty not removed by Tenant by the last day of the Lease Term, other than those Alterations as to which title shall vest in Landlord pursuant to Section 8.4, shall be deemed abandoned in place by
Tenant and shall become the property of Landlord. Tenant agrees to reasonably cooperate with Landlord and its representatives to effectuate a smooth transition of the operation of maintenance of the Property. Such cooperation shall include, without limitation, transfers at no expense to Landlord of all
(i) keys and locks located in and at the Property, (ii) transferable licenses, certificates, permits, authorizations and approvals relating to the use and occupancy of the Property, (iii) all plans and specifications, drawings, blueprints, operating manuals, engineering logs and all other records, (iv)
existing contracts, names and warranties, with, of and from service providers, and expected operation and maintenance requirements, and (v) such other papers and documents in possession and control of the Tenant which may be reasonably necessary for the proper operation, use or occupancy of the Property.

Section 10.2 Separation from Additional Property. If, at the time of the expiration or termination of this Lease, any part of the Improvements is connected to any structure located on the Additional Property, then subject to, and in accordance with, the provisions of this Section, Article 24, hereof and any Reciprocal Easement Agreement, Tenant shall, on or before the date of such expiration or termination, cause the Improvements to be completely separated from the improvements on the Additional Property. In separating such improvements, Tenant shall (i) cause the removal of any Bridge connecting the
Improvements to the improvements on the Additional Property, (ii) cause the removal of any electric utility lines and appurtenant facilities installed between the Additional Property and the Power Plant pursuant to Section 24.4 hereof, (iii) cause the construction of demising walls or sealing of exterior walls in the Improvements at points not encroaching beyond the zoning and subdivision set-back lines existing and applicable to the Property as of the date thereof and in a manner and appearance consistent with the balance of the
Improvements and thereby sealing all previously existing connection points on all floors of the Improvements, and (iv) cause the separation of all building and utility systems for the Property and the Additional Property, including, without limitation, HVAC, gas, electrical, plumbing, life safety, sprinkler, telephone/telecommunications, security, emergency, uninterruptible power supply and building management systems, so as to return such systems to separate, distinct and fully functional, independent systems that service only the
Property (except with respect to the distribution of any steam and electric power service from the Power Plant to the Additional Property as may be provided in the Reciprocal Easement Agreement), and the Additional Property,
respectively, in accordance with Applicable Laws, and (v) complete such other work incidental to the work described in clauses (i) through (iv) above that
Landlord may deem reasonably necessary to complete such separation.

                                   ARTICLE 11
                              ASSIGNMENT BY TENANT

         Section 11.1 Assignment Permitted; Tenant Remains Liable. So long as no
Material Default or Event of Default has occurred and is continuing, Tenant may assign this Lease to any Person, without the consent of Landlord.
Notwithstanding any such assignment, neither Tenant

                                       20

nor the Guarantor shall be released from its primary liability hereunder or under the Guaranty and Tenant shall continue to be obligated for all obligations of "Tenant" in this Lease, which obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment had been made, and in connection with and as a condition to such assignment, Tenant shall deliver to Landlord and, so long as the Lien of the
Indenture remains outstanding, the Indenture Trustee, a reaffirmation
(substantially in the form attached as Exhibit B hereto (which form is subject to changes required by law in order to give full effect to the provisions of such reaffirmation)) by the Guarantor of all obligations under the Guaranty, together with an opinion, in form and substance, and from a nationally recognized law firm, reasonably satisfactory to Landlord and the Indenture
Trustee, as to the enforceability of the Guaranty and such other matters incidental thereto as Landlord and the Indenture Trustee may reasonably request.
Tenant shall, subsequent to any assignment (a) receive a duplicate copy of each notice of default sent by Landlord to the new tenant or any assignee (but such notice shall be effective as against such new tenant, as well as any subsequent assignee, even if a copy has not been delivered to Tenant), and (b) not be prohibited by Landlord to cure any default by the new tenant or other assignee under the Lease within the cure period provided for hereunder. Nothing in this
Section or elsewhere in this Lease shall be construed as prohibiting or otherwise restricting Tenant's right to consolidate or merge with another entity, sell substantially all of its assets to another Person or effect a similar corporate restructuring without the prior consent of Landlord.

                                   ARTICLE 12
                    LOSS; DESTRUCTION; CONDEMNATION OR DAMAGE

         Section 12.1 Event of Loss. If there shall occur an Event of Loss,
Tenant shall give Landlord prompt (but no later than forty-five (45) days after such occurrence) written notice thereof and elect in writing delivered to
Landlord, within sixty (60) days after the occurrence of the Event of Loss, one of the following options (provided that Tenant's election under clause (ii)
below shall be effective only if restoration can be completed by the time specified in such clause (ii)):

              (i) Offer to purchase the Property from Landlord, on a Stipulated
         Loss Value Date as set forth on Schedule 12.1 attached hereto, which, if the Landlord accepts or is deemed to accept such offer, shall be the first Stipulated Loss Value Date after Landlord accepts or is deemed to accept such offer, for a purchase price equal to the sum of (A) the
         Stipulated Loss Value as of such Stipulated Loss Value Date, plus (B)
         all unpaid Rent due on or prior to, and (without duplication) all Rent, including, without limitation, Supplemental Rent accruing but unpaid through, such Stipulated Loss Value Date, plus (C) an amount equal to the reasonable out of pocket expenses of Landlord relating to the purchase by Tenant as a result of such Event of Loss (including, without limitation, reasonable attorneys fees and costs actually incurred by Landlord) (the "SLV Amount"). Landlord shall have ninety
         (90) days from the date of receipt of Tenant's offer to decide whether to accept or reject such offer and the failure to accept or reject such offer in

                                       21

         writing within such ninety (90) days shall be deemed an acceptance by
         Landlord of such offer; or

              (ii) Restore, repair, replace and rebuild the Improvements damaged as a result of such Event of Loss so that such Improvements will have a value, residual value, utility and remaining useful life and be in a condition that is not less than the value, residual value, utility and remaining useful life of the Improvements or worse than the condition immediately prior to such Event of Loss, and in all events as required by Section 8.2, such restoration, repair, replacement and rebuilding to be commenced within two hundred seventy (270) days of such Event of
         Loss and substantially completed, subject to force majeure, by the earlier to occur of (x) the twenty-four (24) month anniversary of the commencement of such restoration, repair, replacement or rebuilding, or
         (y) twelve (12) mouths prior to the expiration of the Lease Term.
         Subject to the provisions of Section 12.2, so long as there is not continuing any Material Default or Event of Default, the Tenant shall control all aspects of any repair, rebuilding, replacement or restoration of the Property so as to repair, rebuild, replace and restore the same as set forth in this clause (ii). In addition to their rights under Section 15.1 hereof, the Landlord and the Indenture
         Trustee shall have the right to review, but not approve, plans and specifications and inspect the Property, at Tenant's sole cost and expense, at any time upon not less than two (2) Business Days prior notice in connection with any such repair, rebuilding, replacement or restoration.

              If Tenant makes an offer to purchase pursuant to clause (i) above of this Section 12.1, and Landlord accepts such offer or is deemed to have accepted such offer within the ninety (90) day period referred to in the last sentence of clause (i) above, the conveyance shall occur, and Tenant shall pay to Landlord the SLV Amount on the applicable Stipulated Loss Value Date.

              In the event Tenant has made the election described in clause (ii)
above and, notwithstanding its diligent efforts in good faith, has failed to comply with the terms thereof within the periods described, then Tenant shall be deemed to have made the offer described in (i) above to purchase the Property on the Stipulated Loss Value Date set forth on Schedule 12.1 attached hereto next succeeding the expiration of the period described in clause (ii), or if there is no such date, the last date on Schedule 12.1, as the case may be, but in any event, only on a Rent Payment Date.

              In the event Landlord rejects the offer of Tenant to purchase the
Property as provided in clause (i) of this Section 12.1 (which rejection, if the
Lien of the Indenture has not been terminated or discharged in accordance with
Section 3 thereof, shall be effective only if the Indenture Trustee shall have given its written consent thereto), the following amount shall be paid to or retained by Landlord on the Stipulated Loss Value Date on which the SLV Amount would have otherwise been paid: (A) all Net Proceeds related to the Property;
provided, that if Tenant is self-insured (as permitted above) by means of deductibles, retained risks or no insurance whatsoever, Tenant shall pay such amounts or additional amounts so that Landlord receives in total (including any
Net Proceeds) an amount that would have been paid by a third-

                                       22

party insurer under a customary commercial "all risk" full replacement value insurance policy substantially similar to that described in Schedule 9.1 without deductibles or retained risks, plus (B) unpaid Rent due with respect to the
Property on or prior to such Stipulated Loss Value Date, plus (C) all
Supplemental Rent then outstanding.

              Upon payment in full of the amounts set forth in clauses (A), (B)
and (C) of the preceding sentence (in the event Landlord rejected Tenant's offer to purchase) or in clauses (A), (B) and (C) in clause (i) of the first sentence of this Section 12.1 (in the event Landlord accepted Tenant's offer to purchase), (1) the Lease Term shall end, and (2) the obligations of Tenant hereunder (other than any obligations expressed herein as surviving termination of this Lease) shall terminate as of the date of such payment.

         Section 12.2 Restoration; Application of Payments.

              (a) If there shall occur a Casualty or Condemnation not
constituting an Event of Loss, Tenant shall promptly restore, repair, replace and rebuild the Improvements damaged as a result thereof so that such
Improvements will have a value, residual value, utility and remaining useful life and be in a condition that is not less than the value, residual value, utility and remaining useful life of the Improvements or worse than the condition immediately prior to such Casualty or Condemnation, and in all events as required by Section 8.2, such restoration, repair, replacement and rebuilding to be commenced within two hundred seventy (270) days of such Casualty or
Condemnation and substantially completed, subject to force majeure, by the earlier to occur of (x) the twenty-four (24) month anniversary of the commencement of such restoration, repair, replacement or rebuilding, or (y)
twelve (12) months prior to the expiration of the Lease Term. Subject to the provisions of Section 12.2, so long as there is not continuing any Material
Default or Event of Default, the Tenant shall control all aspects of any repair, rebuilding, replacement or restoration of the Property so as to repair, rebuild, replace and restore the same as set forth in this Section 12.2(a). In addition to their rights under Section 15.1 hereof, the Landlord and the Indenture
Trustee shall have the right to review, but not approve, plans and specifications and inspect the Property, at Tenant's sole cost and expense, at any time upon not less than two (2) Business Days prior notice in connection with any such repair, rebuilding, replacement or restoration.

              (b) All Net Proceeds (except for payments under insurance policies not required by, but maintained in accordance with, Article 9) received at any time by Landlord or Tenant from any Governmental Authority or other Person with respect to any Condemnation, Casualty or Event of Loss in a case in which this
Lease will not terminate shall (except to the extent Section 12.2(f) or Section
12.3 applies) be applied as set forth in this Section 12.2 to repair, rebuild, replace or restore the Improvements in accordance with clause (ii) of Section
12.1 or Section 12.2(a), as applicable.

              (c) If Tenant shall have elected or be required to repair or restore the Property and (i) no Material Default or Event of Default has
occurred and is continuing and (ii) the Net Proceeds (including amounts with respect to which Tenant is self-insured as provided in Article 9 hereof) payable are less than $5,000,000, all such Net Proceeds shall, subject to the relevant

                                       23

conditions set forth in Article 9, be paid to Tenant immediately upon demand, and in any event shall be applied, as necessary, for the repair or restoration of the Property.

              (d) If (i) a Material Default or Event of Default has occurred and is continuing at the time of the subject Casualty, Condemnation or Event of Loss or thereafter during the repair or restoration period or (ii) the Net Proceeds
(including amounts with respect to which Tenant is self-insured as provided in
Article 9 hereof) with respect to the Property equal or exceed $5,000,000, the full amount of such Net Proceeds shall be deposited with the Indenture Trustee and shall be disbursed by Indenture Trustee in accordance with this Section. The
Indenture Trustee shall have no affirmative obligation to prosecute a determination of the amount of, or to effect the collection of, any Net Proceeds unless the Indenture Trustee shall have been given an express written undertaking to do so by the holders of the Indenture Notes. Moneys received by the Indenture Trustee pursuant to the provisions of this Lease shall not be commingled with the Indenture Trustee's own funds and shall be held by the
Indenture Trustee in trust, either separately or with other trust funds, for the uses and purposes provided in this Lease. The Indenture Trustee shall invest any moneys held by it pursuant to this clause (d) in Permitted Investments as directed in accordance with Section 12.7 and the interest paid or received by the Indenture Trustee on the moneys so held in trust shall be added to the moneys so held in trust. The Indenture Trustee shall not be liable or accountable for any action taken or suffered by the Indenture Trustee or for any disbursement of moneys made by the Indenture Trustee in good faith in reliance on advice of legal counsel. In disbursing monies pursuant to this Section, the
Indenture Trustee may rely conclusively on the information contained in any notice given to the Indenture Trustee by Tenant (a copy of which shall be sent to Landlord) in accordance with the provisions hereof unless Landlord notifies the Indenture Trustee in writing within five (5) Business Days after the giving of any such notice by Tenant that (i) Landlord intends in good faith to dispute such information, in which case the disputed amount shall not be disbursed but shall continue to be held by the Indenture Trustee until such dispute shall have been resolved or (ii) a Material Default or a Event of Default is continuing, in which case the proceeds shall be held in accordance with Section 26.19 hereof.

              (e) If such excess proceeds or the full amount of such Net
Proceeds, as applicable, are being held pursuant to clause (d) above, from time to time, but not more often than once in any thirty (30) day period; and
provided that Tenant has first paid any amounts to the extent of Net Proceeds held by Tenant, including amounts with respect to which Tenant is self-insured in accordance with Section 9(b) hereof, Tenant may request reimbursement out of such excess proceeds or Net Proceeds, as applicable, for the actual costs and expenses incurred by Tenant in connection with such repair and rebuilding. Such requests shall be made by written notice to the Indenture Trustee, with a copy to Landlord, setting forth in reasonable detail all of such costs and expenses incurred by Tenant and certifying that (1) all of such costs and expenses are due and owing (or will be due and owing within the next ten (10) days) and (2)
such costs and expenses were not the subject of a previous certificate delivered pursuant to this clause (e) (unless such costs and expenses have been disputed by Landlord pursuant to clause (d) above) and (3) such other matters as are customary in accordance with prudent practice for periodic construction draws.
Any request by Tenant for the payment of such, excess proceeds or such Net

                                       24

Proceeds, as applicable, shall also be accompanied by an Officer's Certificate from a Responsible Officer of Tenant certifying that:

              (i) the amount of Net Proceeds then held by the Indenture Trustee and Tenant, as the case may be, are sufficient to complete the restoration to be completed subsequent to the date of such certificate or if not, that Tenant has deposited with the Indenture Trustee available funds which, together with the undisbursed Net Proceeds, are sufficient to complete the restoration;

              (ii) no Material Default or Event of Default is continuing; and

              (iii) no Liens other than Permitted Liens have arisen out of any labor performed in connection with such repair and restoration.

              If Landlord shall in good faith desire to dispute the information contained in any notice given by Tenant, Landlord shall so notify Tenant and the
Indenture Trustee in writing within five (5) Business Days after the giving of such notice, specifying the amount intended to be disputed and the nature of the dispute. After such five (5) Business Days period has elapsed, if Landlord has not disputed the information contained in Tenant's notice, the Indenture Trustee shall promptly disburse to Tenant out of such excess proceeds or Net Proceeds, as the case may be, the amount of such costs and expenses;

              (e) Subject to Section 12.4, and once such repair and restoration is completed in accordance with the plans and specifications approved by the
Owner Participant, as certified by an independent engineer engaged by Tenant, and fully paid for, any Net Casualty Proceeds under insurance paid for or provided by Tenant in excess of amounts necessary for the repair or restoration of the affected Improvements, or amounts necessary for the payments required to be paid pursuant to Section 12.1, shall be paid to Tenant upon payment of the amounts required to be paid under Section 12.1; and

              (f) Any Net Condemnation Proceeds shall be divided between
Landlord and Tenant as their interests appear in accordance with Applicable
Laws. Any such Net Condemnation Proceeds attributable to Tenant's interest in the affected Property shall be applied first to the payment of amounts required to be paid under Section 12.1, if applicable, and all other Net Condemnation
Proceeds attributable to Tenant's interest or attributable to the cost of repair shall be paid to Tenant.

              (g) During any period of repair or rebuilding pursuant to this
Article 12, this Lease will remain in full force and effect and Rent shall continue to accrue and be payable without abatement or reduction. Tenant shall maintain records setting forth information relating to the receipt and application of payments in accordance with this Section 12.2. Such records shall be kept on file by Tenant at its offices and shall be made available at their then current location to Landlord during normal business hours upon request. All repair and rebuilding pursuant to this Article 12 shall be done in compliance with the requirements of Section 12.1(ii) or 12.2(a), as applicable.

                                       25

         Section 12.3 Application of Payments Not Relating to Certain Events of
Loss.

              (a) In case of a requisition for temporary use of all or a portion of the Property which is not an Event of Loss described in clause (i) or (ii) of the definition thereof, this Lease shall remain in full force and effect, without any abatement or reduction of Rent, and the Net Condemnation Proceeds for the Property shall, unless a Material Default or Event of Default has occurred and is continuing (in which case such Net Condemnation Proceeds shall be paid to the Indenture Trustee in accordance with Section 12.2(d)), be paid to
Tenant, except that any portion of such Net Condemnation Proceeds that was awarded with respect to the time period after the expiration or termination of the Term shall be allocated between Landlord and Tenant as their respective interests shall appear. Following the occurrence of any Condemnation which is not an Event of Loss described in clause (i) or (ii) of the definition thereof
(so long as this Lease shall not have been terminated with respect to the
Property as provided in this Article 12), Tenant shall to the extent possible restore the Property to the condition existing prior to the date of such
Condemnation.

              (b) In case of a Condemnation not resulting in an Event of Loss described in clause (i) or (ii) of the definition thereof and which is not a case of a requisition for temporary use of all or a portion of the Property, to the extent the Condemnation relates to an Improvement, Tenant shall (i)
construct a building or improvement of equal remaining economic useful life and expected residual value or repair, rebuild, replace or restore the Property to the fullest possible extent. In connection therewith this Lease shall continue in full force and effect, without any abatement or reduction in Rent and the Net
Condemnation Proceeds for the Property shall be paid to Landlord and Tenant as their interests may appear.

         Section 12.4 Dispositions of Proceeds during Default. So long as a
Material Default or Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Tenant pursuant to this Article 12 shall be paid to
Landlord and applied by Landlord to the payment of Tenant's obligations under this Lease and the other Operative Documents or held as security for the obligations of Tenant under this Lease pursuant to Section 26.19 hereof, as
Landlord may elect.

         Section 12.5 Negotiations. In the event the Property becomes subject to
Condemnation or requisition proceedings, Tenant shall give prompt written notice thereof to the Landlord and the Indenture Trustee and the Tenant shall control the negotiations with the relevant Governmental Authority, so long as no
Material Default or Event of Default shall have occurred and be continuing and this Lease has not been terminated; provided, however, that in any event
Landlord may elect to participate at Tenant's expense in such negotiations but in no event shall Landlord be entitled to control or settle any such proceedings; provided, further, that no settlement of the Condemnation proceedings shall be made without the prior consent of Landlord, which consent shall not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, in jurisdictions where a separate award may be granted for the difference between market rent and contract rent (the so-called "bonus value"),
Tenant's Equipment and Personalty, moving and relocation expenses, business loss, business damages,

                                       26

loss of goodwill, unamortized costs of any Alterations title for which has not vested in Landlord pursuant to the terms of this Lease, and Tenant's attorneys'
fees, costs and expenses in the proceedings. Tenant may assert claims for and control the negotiations pertaining to such interests; provided, however, that the Landlord's award in respect to the Property is not diminished by the award to Tenant or delayed by such negotiations. If a Material Default or Event of
Default is continuing, Landlord may assume control of such negotiations and
Landlord may agree to such settlement without the consent of Tenant in its reasonable discretion. Tenant and Landlord shall give to the other such information, and copies of such documents, which relate to such proceedings, or which relate to the settlement of amounts due under insurance policies required by Article 9, and are in the possession of Tenant or Landlord, as the case may be, as are reasonably requested by the other.

         Section 12.6 No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Condemnation or any Event of Loss when this Lease does not terminate in accordance with the provisions of this Article 12, and
Tenant shall continue to perform and fulfill all of Tenant's obligations, covenants and agreements hereunder to the extent reasonably practicable given such Casualty, Condemnation or Event of Loss. Without limiting the foregoing,
Tenant expressly waives the provisions and benefits of any present or future law relating to damage or destruction (including, without limitation, any statutes now or hereafter in effect in any jurisdiction where the Property is located)
and agrees that the provisions of this Lease shall control the rights of
Landlord and Tenant with respect to damage or destruction or any Condemnation.

         Section 12.7 Investment. Provided that no Material Default or Event of
Default is continuing, the Landlord agrees that the Tenant may direct the investment of amounts held by the Landlord or the Indenture Trustee pursuant to this Article 12 and not applied to the payment of Tenant's obligations under this Lease and the other Operative Documents in Permitted Investments. Any losses attributable to such investment shall be promptly reimbursed by the
Tenant.

         Section 12.8 Certain Events of Loss. If an Event of Loss described in clause (i) or (ii) of the definition thereof shall occur for the Property, prior to the date title to the Property shall have been conveyed to the condemning authority having jurisdiction thereof, Tenant shall give Landlord prompt written notice of such occurrence and the date thereof.

                                   ARTICLE 13
                        CONVEYANCE OF PROPERTY TO TENANT

         Section 13.1 Conveyance of Property to Tenant. Upon the purchase of
Landlord's rights in the Property by Tenant and the payment of the SLV Amount pursuant to Section 12.1(i), Landlord shall convey to Tenant or its designee (i)
such Property (except with respect to a Condemnation constituting 100% of the
Property) by a quit claim deed and (ii) all rights, title and interest of
Landlord in and to any Net Proceeds (if any), with respect to the Property, on an "as-is," "where-is" basis, free and clear of all Landlord Liens but with no other recourse, representation or warranty of any kind, and (b) the Term shall end and the obligations of the

                                       27

Tenant hereunder (other than any obligations expressed herein as surviving termination of this Lease) shall terminate as of the date of such payment.

                                   ARTICLE 14
                                    SUBLEASE

         Section 14.1 Subleasing Permitted; Tenant Remains Liable.

              (a) So long as no Material Default or Event of Default has occurred and is continuing, Tenant may at any time and from time to time sublease the Property or any portion or portions thereof to any Person or permit the occupancy of the Property or any portion or portions thereof by any Person;
provided, however, that (i) no sublease shall continue beyond the Term of the
Lease unless the Term shall have been irrevocably extended pursuant to Section
5.1 herein, (ii) any such sublease, sub-sublease, license, occupancy agreement or similar agreement (each, a "Sublease") shall not release Tenant from its primary liability for the performance of its duties and obligations hereunder, and Tenant shall continue to be obligated for all obligations of "Tenant" in this Lease, which obligations shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no sublease had been made, (iii) each Sublease shall be expressly subject and subordinate to this Lease, (iv) no Sublease shall purport to release Tenant from any of its obligations or liabilities under this Lease or any other Operative
Document, (v) no sublessee shall be bankrupt or insolvent at the inception of the Sublease and each sublessee shall be permitted to use the Property only as permitted by Section 8.1 of this Lease, (vi) the Sublease shall not contain any purchase options for the Property, (vii) no Sublease shall cause any portion of the Property to be tax-exempt use property within the meaning of Section 168(h)
of the Code, (viii) any such Sublease shall contain an express attornment by the subtenant thereunder to Landlord or any successor Landlord, and (ix) Tenant shall provide Landlord prompt notice and a true and correct copy of such
Sublease.

              (b) If all of the Property shall be subject to a Sublease during the last five years of the Base Term or any Extension Term and such Sublease extends to the end of such Term, Landlord shall have the right but not the obligation to terminate this Lease with respect to Tenant and take possession of the Property, subject to such Sublease upon thirty (30) days' written notice to the Tenant.

                                   ARTICLE 15
                                   INSPECTION

         Section 15.1 Inspection. Upon at least two (2) Business Days' prior written notice to Tenant (or immediately if an emergency or an Event of Default has occurred and is continuing) Landlord and its respective representatives and agents (each, an "Inspecting Party"), may, in a commercially reasonable manner, at their own risk, inspect the Property, during normal business hours, or exhibit the Property to bona fide prospective purchasers or lenders, excluding designated secured areas, including, without limitation, the right to cause consultants to make reasonable structural, environmental (to the extent necessary to verify compliance with the

                                       28

provisions of this Lease) and/or other inspections or tests; provided, however, that no Inspecting Party shall be permitted to engage in invasive testing of the
Property without the consent of Tenant, which consent shall not be unreasonably withheld. No Sublease shall contain any restrictions on inspection other than as set forth herein. The Inspecting Party shall indemnify and hold Tenant harmless from and against any loss, damages, claims, expenses, liability caused by any inspection or test performed pursuant to this Section 15.1, but only to the extent such loss, damage, claim, expense or liability resulted from the negligence or willful misconduct of the Inspecting Party. Tenant shall have the right during such inspection to have its representatives present at any such inspection, including security guards. Upon reasonable prior notice, the
Inspecting Party shall be entitled to inspect the books and records relating to the condition, maintenance and operation of the Property (other than in respect of any businesses operated thereon) at the offices of Tenant or any Affiliate of
Tenant that may be subleasing or managing the Property and to meet with representatives of Tenant regarding the same, in each case during normal business hours; provided, however, that each Inspecting Party agrees to hold in confidence all proprietary or confidential information and trade secrets of which it becomes aware during such inspection. All such inspections and tests shall be at the Inspecting Party's sole cost and expense, unless an Event of
Default shall have occurred and is continuing.

                                   ARTICLE 16
                                EVENTS OF DEFAULT

         Section 16.1 Events of Default. Each of the following events shall constitute an "Event of Default":

              (a) Tenant shall fail to make any payment of Base Rent or
Extension Rent within ten (10) Business Days after the date such amount first becomes due and payable;

              (b) Tenant shall fail to (i) make any payment of Supplemental Rent
(other than Excluded Amounts, unless the Owner Participant shall have joined in declaring such failure as an Event of Default) or any other payment required to be made by Tenant hereunder within fifteen (15) Business Days after Tenant's receipt of written notice from Landlord, the Owner Participant, the Indenture
Trustee or any payee thereof that such amount is due and payable or (ii) pay the
SLV Amount or make a Termination Value payment within fifteen (15) Business Days after the date such amount first becomes due and payable;

              (c) except to the extent Tenant is permitted to self-insure pursuant to Section 9.1(b) and Schedule 9.1, Tenant shall fail to carry or maintain in full force any insurance required hereunder or under any other
Operative Document;

              (d) Tenant or Guarantor shall fail to timely perform or observe in any respect (or, solely with respect to the first sentence of Section 8.5, in any respect other than to a de minimis extent) any other covenant, condition or agreement (not otherwise specified in this Article 16) (provided that, solely with respect to any such failure to perform under the Reciprocal

                                       29

Easement Agreement, such failure shall have a material adverse effect with respect to the Property or the use, occupancy or value thereof or shall give rise to a Lien other than a Permitted Lien) to be performed or observed by it hereunder or under any other Operative Document and such failure shall continue for a period of thirty (30) days after Tenant's receipt of written notice thereof from Landlord, which notice shall describe such failure in reasonable detail; provided, however, that the continuation of such a failure for thirty
(30) days or longer after such notice shall not constitute an Event of Default if such failure is curable but cannot reasonably be cured within such thirty
(30) day period and Tenant or Guarantor, as the case may be, shall be diligently and continuously prosecuting the cure of such failure and shall so effectuate cure within three hundred sixty (360) days after Tenant's receipt of such notice;

              (e) any representation or warranty made by Tenant or Guarantor herein, in any other Operative Document (other than the Tax Indemnity Agreement)
or any other document related thereto shall have been incorrect in any material respect when such representation or warranty was made and shall remain materially incorrect when discovered, and, if capable of cure, is not cured within thirty (30) Business Days after Tenant's receipt of written notice thereof from Landlord, which notice shall describe such incorrect representation or warranty in reasonable detail; provided, however, that the continuation of such a failure for thirty (30) Business Days or longer after such notice shall not constitute an Event of Default if such failure cannot reasonably be cured within such thirty (30) Business Day period, and Tenant or Guarantor shall be diligently and continuously prosecuting the cure and shall so effectuate cure within three hundred sixty (360) days after Tenant's receipt of such notice;

              (f) any Guaranty Default by Guarantor,

              (g) the filing by Tenant or Guarantor of any petition for
dissolution or liquidation of Tenant or Guarantor, or the commencement by Tenant or Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or Tenant or Guarantor shall have consented to the entry of an order for relief in an involuntary case under any such law, or the failure of Tenant or Guarantor generally to pay its debts as such debts become due (within the meaning of the Bankruptcy Code or any other applicable bankruptcy laws), or the failure by Tenant or Guarantor promptly to satisfy or discharge any execution, garnishment or attachment of such consequence as will impair its ability to carry out its obligations under this
Lease or the Guaranty, or the appointment of or taking possession by a receiver, custodian or trustee (or other similar official) for Tenant or Guarantor or any substantial part of its property, or a general assignment by Tenant or Guarantor for the benefit of its creditors, or the entry by Tenant or Guarantor into an agreement of composition with its creditors, or Tenant or Guarantor shall have taken any corporate action in furtherance of any of the foregoing; or the filing against Tenant or Guarantor of an involuntary petition in bankruptcy which results in an order for relief being entered or, notwithstanding that an order for relief has not been entered, the petition is not dismissed within ninety
(90) days of the date of the filing of the petition, or the filing under any law relating to bankruptcy, insolvency or relief of debtors of any petition against
Tenant or Guarantor for reorganization, composition, extension or arrangement with creditors which either (i) results in a finding or adjudication of insolvency of

                                       30

Tenant or Guarantor or (ii) is not dismissed within ninety (90) days of the date of the filing of such petition (the term "dissolution or liquidation" of Tenant or Guarantor, as used in this paragraph (g), shall not be construed to include the cessation of the corporate existence of Tenant or Guarantor resulting either from a merger or consolidation of Tenant or Guarantor into or with another corporation or a dissolution or liquidation of Tenant or Guarantor following a transfer of all or substantially all of its assets as an entirety as permitted by the express terms of the Operative Documents);

              (h) the Guaranty shall cease to be binding against the Guarantor, shall become unenforceable (except to the extent that the termination of the
Guaranty is permitted under Section 5.3 or 6.2 of the Participation Agreement)
or shall be repudiated by Guarantor;

              (i) the Guarantor shall consolidate, merge, convey, lease, transfer or sell its assets as an entirety or substantially as an entirety and the Guarantor shall have not complied in full with the provisions of Section 6.2 of the Participation Agreement; and

              (j) Tenant's failure to comply with Section 5.2 of the
Participation Agreement.

                                   ARTICLE 17
                                   ENFORCEMENT

         Section 17.1 Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Landlord may, at its option, by notice to Tenant do one or more of the following as Landlord in its sole discretion shall determine:

              (a) Landlord may, by notice to Tenant, terminate this Lease as of the date specified in such notice; provided, however, (i) no reletting, reentry or taking of possession of any or all of the Property by Landlord under subsection (b) or (d) below or otherwise will be construed as an election on
Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant, (ii) notwithstanding any reletting, reentry or taking of possession, Landlord may at any time thereafter elect to terminate this Lease with respect to any or all of the Property, and (iii) no act or thing done by Landlord or any of its agents, representatives or employees and no agreement accepting a surrender of any or all of the Property shall be valid unless the same shall be made in writing and executed by Landlord and, so long as the Lien of the Indenture has not been discharged in accordance with Section
3 thereof, the Indenture Trustee. If Landlord shall have terminated this Lease,
Landlord may demand that Tenant pay to Landlord, and Tenant shall pay to
Landlord, the amounts set forth in subsection (e) below.

              (b) Landlord may, whether or not the Lease is terminated (i)
demand that Tenant, and Tenant shall upon the written demand of Landlord, return the Property promptly to Landlord in the manner and condition required by, and otherwise in accordance with all of the

                                       31

provisions of, Article 8 and Article 10 as if the Property were being returned at the end of the Lease Term, and Landlord shall not be liable for the reimbursement of Tenant for any costs and expenses incurred by Tenant in connection therewith, and (ii) without prejudice to any other remedy which
Landlord may have for possession of the Property, enter upon the Property and take immediate possession of (to the exclusion of Tenant) the Property and expel or remove Tenant and any other person who may be occupying the same (subject to the terms of any nondisturbance agreements with Landlord in favor of any subtenants), by summary proceedings or otherwise, all without liability on the part of Landlord for or by reason of such entry or taking of possession, whether for the restoration of damage to the Property caused by such taking or otherwise and, in addition to Landlord's other damages, Tenant shall be responsible for the reasonably necessary costs and expenses of reletting actually incurred, including, without limitation, brokers' fees and the costs of any alterations or repairs made by the Landlord.

              (c) Landlord may sell the Property at public or private sale (and at such sale the Landlord may bid for and purchase the Property), as Landlord may determine, free and clear of any rights of Tenant and without any duty to account to Tenant with respect to such action or inaction or any proceeds with respect thereto. Whether or not Landlord shall have sold the Property in accordance with this subsection, Landlord may demand that Tenant pay to
Landlord, and Tenant shall pay to Landlord, the amounts set forth in subsection
(e) below (exclusive of clause (iv) thereof).

              (d) Subject to any duty to mitigate damages under Applicable Laws which duty, if any, Tenant hereby expressly waives to the fullest extent possible under Applicable Law, the Landlord may hold, keep idle or lease to others all or any part of the Property as the Landlord in its sole discretion may determine, free and clear of any rights of the Tenant and without any duty to account to the Tenant with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that the Tenant's obligation to pay Base Rent or Extension Rent from and after the occurrence of an Event of Default shall be reduced by the net proceeds, if any, actually received by the Landlord from leasing the Property to any Person other than the
Tenant for the same periods or any portion thereof after deductions for reasonable out-of-pocket costs and expenses of reletting actually incurred by
Landlord, including, without limitation, brokers' fees and the costs of any alterations or repairs made by the Landlord as may be reasonably necessary to retrofit the Property for use by the new tenant.

              (e) Whether or not Landlord shall have exercised any remedy pursuant to the terms of Section 17.1(a), (b) or (d), Landlord may demand, by written notice to Tenant, that Tenant pay to Landlord, and Tenant shall promptly pay to Landlord, on the date specified in such notice (the "Final Payment
Date"), as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Landlord's actual damages would be difficult to predict, but the liquidated damages described below represent a reasonable approximation of such amount), in lieu of Base Rent or Extension Rent due for the period commencing on the Rent Payment Date next succeeding the Final Payment Date through the remainder of the Term, an amount equal to the sum of:

                                       32

              (1) all accrued but unpaid Rent due on or prior to, and (without duplication) all unpaid Rent accruing but unpaid up to and including the Final Payment Date; plus

              (2) whichever of the following amounts the Landlord, in its sole discretion, shall specify in such notice:

                   (i)  an amount equal to the excess, if any, of (A)
                        Termination Value, computed as of the Final Payment
                        Date, over (B) the net present value as of the Final
                        Payment Date of the Fair Market Rental Value of the
                        Property for the remainder of the Term, discounting such
                        Fair Market Rental Value semi-annually at a discount
                        rate equal to the Debt Rate;

                   (ii) an amount equal to the excess, if any, of (A)
                        Termination Value, computed as of the Final Payment
                        Date, over (B) the Fair Market Sales Value of the
                        Property as of the Final Payment Date;

                   (iii) an amount equal to the excess, if any, of (A) the
                        present value as of the Final Payment Date of all
                        installments of Base Rent or Extension Rent until the
                        end of the Base Term or then current Extension Term, as
                        the case may be, discounted semi-annually at the Debt
                        Rate, over (B) the present value, as of the Final
                        Payment Date, of the Fair Market Rental Value of the
                        Property until the end of the Base Term or then current
                        Extension Term, as the case may be, discounted
                        semi-annually at the Debt Rate; or

                   (iv) an amount (the "Forced Sale Amount") equal to the
                        greater of Termination Value or Fair Market Sales Value
                        of the Property as of the Final Payment Date; plus

              (3) interest at the Default Rate on such amounts from the Final
         Payment Date to the date of actual payment.

In the event that Landlord shall demand payment of the Forced Sale Amount then, upon payment by Tenant of such amount and all other amounts required under this
Section 17.1, and upon presentation of evidence satisfactory to the Landlord that the Property is and will remain, during the period described below, in compliance with the insurance requirements of this Lease, Tenant may commence marketing of the Property at its sole cost and expense and may require Landlord to execute documents to effectuate a sale provided such documents are contemplated by Article 22 below (except that Landlord shall not be required to give any representation or warranty of any kind in connection with any sale).
The net proceeds of any sale (after payment of all expenses of the sale and all actual out of pocket costs incurred by Landlord, including, without limitation, reasonable attorneys' fees and expenses) shall be paid to and retained by Tenant up to

                                       33

the Forced Sale Amount. Any amounts received in excess of the Forced Sale Amount shall be for Landlord's account. Landlord shall be under no duty to solicit bids, to inquire into the efforts of Tenant to obtain bids or otherwise to take any action in connection with any safe other than to sell the Property as provided herein. If no sale pursuant to this Section 17.1(e) shall have occurred within 365 days after the payment by Tenant of the Forced Sale Amount, Landlord shall have the right to convey the Property to any Person and for any consideration (including nominal consideration) as it may elect in its sole discretion. Anything to the contrary set forth herein notwithstanding, at any time during the continuance of the marketing of the Property by Tenant in compliance with the terms of this Section 17.1(e), the remedy provided by
Section 17.1(c) shall not be available.

Tenant acknowledges and agrees that the ability of Tenant to market the Property and to apply net proceeds of any sale against the Forced Sale Amount constitutes a reasonable mitigation of the damages suffered by Landlord by reason of the occurrence of an Event of Default.

              (f) Landlord may retain and apply against Landlord's damages all sums which Landlord would, absent such Event of Default, be required to pay to, or turn over to, Tenant pursuant to the terms of this Lease.

              (g) Landlord may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period or periods with respect to which Rent shall have accrued, and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent period, or Landlord may defer any such suit until after the expiration of the Base Term or the then current Extension Term, in which event such suit shall be deemed not to have accrued until the expiration of the Base Term, or the then current Extension Term.

         Section 17.2 Survival of Tenant's Obligations. No repossession of any or all of the Property or exercise of any remedy under this Lease, including termination of this Lease, shall, except as specifically provided herein, relieve Tenant of any of its liabilities and obligations hereunder, including the obligation to pay Rent. In addition, except as specifically provided herein,
Tenant shall be liable for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by Landlord by reason of the occurrence of any Default or Event of Default or the exercise of
Landlord's remedies with respect thereto, and including all reasonable costs and expenses incurred in connection with the return of the Property in the manner and condition required by, and otherwise in accordance with the provisions of,
Article 10 as if the Property were being returned at the end of the Term.

         Section 17.3 Remedies Cumulative: No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to Landlord or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy

                                       34

whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by
Landlord, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter, any right, power or remedy. No delay or omission by
Landlord in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Tenant or to be an acquiescence therein.
Landlord's consent to any request made by Tenant shall not be deemed to constitute or preclude the necessity for obtaining Landlord's consent, in the future, to all similar requests. No express or implied waiver by Landlord of any
Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

                                   ARTICLE 18
                           RIGHT TO PERFORM FOR TENANT

         Section 18.1 Right to Perform for Tenant. If Tenant shall fail to perform or comply with any of its agreements contained herein, following applicable notice and cure periods (except in the event of an emergency, in which case only such prior notice, if any, as is reasonably required under the circumstances shall be required), Landlord may perform or comply with such agreement, and Landlord shall not thereby be deemed to have waived any default caused by such failure and such performance or compliance shall not relieve the
Tenant from any default hereunder, and the amount of payment required to be made by Tenant hereunder and made by Landlord on behalf of Tenant, and the reasonable out-of-pocket costs and expenses of Landlord (including reasonable attorneys'
fees and expenses) incurred in connection with the performance of or compliance with such agreement, as the case may be, together with interest thereon at the
Default Rate, shall be deemed Supplemental Rent, payable by Tenant to Landlord upon thirty (30) days' written notice to Tenant.

                                   ARTICLE 19
                            [Intentionally Omitted.]

                                   ARTICLE 20
                            [Intentionally Omitted.]

                                   ARTICLE 21
                                EARLY TERMINATION

         Section 21.1 Early Termination.

              (a) Provided no Default or Event of Default has occurred and is continuing or will occur by virtue of the provisions of this Section 21.1,
Tenant shall have the right at any time during the Base Term after the fifth
(5th) anniversary of the Closing Date to determine in good faith that the
Property is an Uneconomic Property, which determination shall be evidenced by resolutions duly adopted by the Board of Directors of Tenant to such effect. In such event,

                                       35

Tenant shall have the right to make an irrevocable, rejectable offer in writing to Landlord to purchase the Property on the terms set forth below. The purchase price shall be an amount such that the net proceeds of the sale in any and all circumstances shall be no less than (i) the Termination Value as set forth on
Schedule 21.1 attached hereto as of the proposed closing date of the purchase, which shall be a Termination Value Date, and (ii) all Base Rent and Supplemental
Rent due as of such Termination Value Date, and (iii) an amount equal to the
Make-Whole Premium, if any, payable with respect to the Indenture Notes outstanding as of such Termination Value Date, and (iv) all actual out-of
-pocket costs and expenses, including reasonable attorneys' fees and costs, reasonably incurred by Landlord. The Termination Value Date shall be a Rent
Payment Date and shall be selected by Tenant but shall be at least six (6)
months and no more than eighteen (18) months from the date of Tenant's offer to purchase and shall be set forth in the writing delivered to the Landlord pursuant to the second sentence of this Section 21.1(a). Landlord shall have a period of ninety (90) days after its receipt of such writing to elect whether to accept Tenant's offer to purchase the Property or reject such offer. Failure by the Landlord to respond within such ninety (90) day period shall be deemed an acceptance by Landlord of Tenant's offer, In the event Landlord rejects Tenant's offer to purchase, this Lease shall terminate as of the Termination Value Date and Tenant shall be obligated to pay to Landlord all unpaid Rent with respect to the Property due on or prior to, and (without duplication) all unpaid Rent accruing and unpaid through, such Termination Value Date. No such rejection by
Landlord shall be effective at any time that the Lien of the Indenture shall be in effect unless the Indenture Trustee shall have given its consent thereto in writing prior to the delivery by Landlord of its election to reject the offer to purchase. In the event Landlord accepts Tenant's offer to purchase the Property, but the purchase shall thereafter fail to close due to circumstances not attributable to Tenant, then Tenant's rights under this Section shall be renewed and exercisable; provided, however, that Tenant's rights under this Section shall be renewed and exercisable on only one additional occasion, other than in the event failure to close is due to circumstances attributable solely to
Landlord (in which event, Tenant's rights under this Section shall be fully reinstated).

              (b) In the event Landlord accepts, or is deemed to have accepted,
Tenant's offer to purchase, the provisions of Article 22 below shall be operative. In such event Tenant agrees to vacate the Property, and to cause all of its Affiliates to vacate the Property, for a period of at least three (3)
consecutive years, commencing as of the Termination Value Date.

              (c) In the event Landlord accepts, or is deemed to accept,
Tenant's offer to purchase, Tenant may commence marketing of the Property at its sole cost and expense and may require Landlord to execute documents to effectuate a sale provided such documents are contemplated by Article 22 below.
If a sale closes on the Termination Value Date, the net proceeds of any sale
(after payment of all expenses of the sale and all actual out of pocket costs incurred by Landlord, including, without limitation, reasonable attorneys' fees and expenses) shall be received by Landlord or, so long as the Lien of the
Indenture has not been discharged in accordance with Section 3 thereof, the
Indenture Trustee, and shall be netted against the Termination Value payment payable by Tenant to Landlord. Any amounts received in excess of

                                       36

the Termination Value shall be for Landlord's account. In the event there is any shortfall between the net proceeds received by Landlord from such sale and the amount of the Termination Value, Tenant shall pay such shortfall and any other amounts due hereunder on or prior to such Termination Value Date. In all events, the amounts (other than Excluded Amounts) payable pursuant to subsections
(a)(i)-(iv) above shall be payable by Tenant at the closing to the Landlord or, so long as the Lien of the Indenture has not been discharged in accordance with
Section 3 thereof, the Indenture Trustee.

              (d) If the Tenant shall fail to pay all amounts due under and pursuant to this Section 21.1 on the scheduled Termination Value Date, no sale shall be consummated and this Lease shall continue in full force and effect. The
Landlord shall be under no duty to solicit bids, to inquire into the efforts of the Tenant to obtain bids or otherwise to take any action in connection with any sale other than to sell the Property as provided herein.

                                   ARTICLE 22
                               PURCHASE PROCEDURE

         Section 22.1 Purchase Procedure. In the event of the purchase of
Landlord's interest in the Property or the Beneficial Interest by Tenant
pursuant to any provision of this Lease, the terms and conditions of this
Section 22.1 shall apply.

              (a) On the closing date fixed for the purchase of Landlord's interest in the Property or the Beneficial Interest:

              (i) Tenant shall pay to Landlord or, so long as the Lien of the
         Indenture has not been discharged in accordance with Section 3 thereof, the Indenture Trustee, in lawful money of the United States, at
         Landlord's address hereinabove stated or at any other place in the
         United States which Landlord may designate, the applicable purchase price or Termination Value, any accrued interest or Make-Whole Premium, if any, due with respect to the Indenture Notes in connection therewith, any Supplemental Rent then due, and all other costs due as of such closing;

              (ii) Landlord shall execute and deliver to Tenant or its designee
         (A) a quit claim deed, assignment and/or such other instrument or instruments as may be appropriate, which shall transfer Landlord's interest in the Property on an "as-is, where-is" basis, without recourse, representation or warranty of any kind other than as to the absence of Landlord Liens attributable to the transferor, subject to,
         (1) Permitted Liens, (2) all liens, encumbrances, charges, exceptions and restrictions attaching to the Property after the Closing Date which shall not have been created or caused by transferor (unless consented to by Tenant), and (3) all applicable laws, rules, regulations, ordinances and governmental restrictions then in effect, (B) duly executed releases of liens, each in recordable form, as may be necessary to release any Landlord Liens, and (C) a bill of sale conveying all of Landlord's right, title, and interest in and to any and all furniture, fixtures, equipment and other personal property located at the Property.

                                       37

              (b) Tenant shall pay all costs, charges and expenses incident to such transfer, including, without limitation, all recording fees, transfer taxes, title insurance premiums and federal, state and local taxes, except for any net income taxes.

              (c) In the event Landlord and Tenant enter into a purchase agreement for the sale of the Property, Landlord agrees to cause the Owner
Participant to sell its Beneficial Interest in the Landlord to Tenant, in lieu of a sale of the Property to Tenant, in the event (i) Tenant requests Landlord so to do; (ii) the sale of the Beneficial Interest to Tenant shall not impose any obligations on Landlord that would not be imposed had Landlord sold the
Property, will not decrease any rights Landlord would have had Landlord sold the property, and will not create any increased possibility of additional liability to Landlord (including, without limitation, for ongoing corporate acts, taxes, etc.); and (iii) Landlord, the Owner Participant and the OP Guarantor, if any,
are fully released from all obligations and liabilities in connection therewith
(other than any then-existing Landlord Liens), all as shall reasonably evidenced to Landlord by certificates, affidavits, opinions or otherwise. If the
Beneficial Interest is not sold to Tenant, Landlord shall cause the Property to be sold to Tenant. Landlord agrees to cooperate with Tenant in effectuating such a transfer of the Beneficial Interest, subject to the terms hereof discussed.

                                   ARTICLE 23
                            [Intentionally Omitted.]

                                   ARTICLE 24
              ADJACENT PROPERTY; BRIDGE; TENANT'S EXPANSION RIGHTS

         Section 24.1 Additional Property. Landlord and Tenant acknowledge that as of the date hereof, Tenant is the owner of the Additional Property (which is more particularly described in Exhibit C attached hereto and made a part hereof). The Additional Property is not a part of and is not subject to the terms of this Lease.

         Section 24.2 Subdivision. At any time during the Term, either party or their respective successors-in-interest with respect to the Property or
Additional Property, as the case maybe (solely as used in this Section, the
"Initiative Party") may elect, in its sole and absolute discretion to pursue and effectuate a formal subdivision of the Property or the Additional Property in accordance with all Applicable Laws. If any such election is made, each party shall (at the Tenant's sole cost and expense), subject to Section 25.1, assist the other party or their respective successors-in-interest, as the case may be, in all reasonable respects in obtaining any and all subdivision approvals required by any Applicable Law as may be necessary to effectuate such subdivision, including, without limitation, joining in any plat of subdivision.

         Section 24.3 Reciprocal Easement Agreement. At any time during the
Term, the owner of either the Property or the Additional Property or their respective successors-in-interest with respect to the Property or Additional
Property, as the case may be, upon the receipt of a written request from the other party (solely as used in this Section, the "Initiating Party") shall execute,

                                       38

acknowledge and deliver to the Initiating Party a Reciprocal Easement Agreement,
which agreement shall be substantially in the form attached hereto as Exhibit D, subject to mutually satisfactory revisions as are reasonably necessary to reflect the then applicable circumstances, and in any event shall (i) provide that the owner of the Property grant to the owner of the Additional Property:
(a) a non-exclusive, perpetual easement across the Property at one or more access points determined by the owner of the Additional Property and reasonably acceptable to the owner of the Property for vehicular and pedestrian ingress and egress to and from Additional Property and Diehl Road, (b) a non-exclusive, perpetual easement in and to all roadways, sidewalks, pathways (including, without limitation, the jogging track) then or thereafter located on Property,
(c) a non-exclusive, perpetual easement in, on, above, and under the Property for the purpose of installing and maintaining water, sewerage, telecommunication, and similar utility lines and appurtenances to the extent that any such utilities lines or appurtenances may not otherwise be provided to the Additional Property through existing and contiguous easements or public right of ways at locations reasonably acceptable to the owner of the Property,
(d) a non-exclusive, perpetual easement, in, on, above, and under the Property to use any and all drainage swales, stormwater sewers, catch basins, and retention ponds then or thereafter located on the Property for stormwater discharge from the Additional Property, together with the right to relocate at the sole cost and expense of the owner of the Additional Property, any of the foregoing easements set forth in clauses (a) through (d) above to other locations reasonably acceptable to the owner of the Property, (e) with the prior approval of the utility service provider and appropriate arrangements with such provider for direct billing for any such utility service, the right to right to
"tap in" to any lateral water, sewer or other utility line located on the
Property as may be necessary or desirable to provide adequate water, sewer or other utility service to the Additional Property, whereupon the owner of the
Additional Property shall, if direct billing to such owner is not available, pay to the owner of the Property its pro rata share of the cost providing such utility service as determined by one or more submeters installed and maintained by the owner of the Property, (ii) provide that the owner of the Additional
Property grant to the owner of the Property: (a) a non-exclusive, perpetual easement in and to all roadways, sidewalks, pathways (including, without limitation, the jogging track) then or thereafter located on Additional
Property, and (b) a non-exclusive, perpetual easement in, on, above, and under the Additional Property for the purpose of installing and maintaining water, sewerage, telecommunication, and similar utility lines and appurtenances to the extent that any such utilities lines or appurtenances may not otherwise be provided to the Property through existing and contiguous easements or public right of ways, (c) a non-exclusive, perpetual easement, in, on, above, and under the Additional Property to use any and all drainage swales, stormwater sewers, catch basins, and retention ponds then or thereafter located on the Additional
Property for stormwater discharge from the Property, and (iii) not have more than a de minimis adverse effect on the use, economic life or value of the
Property. Such Reciprocal Easement Agreement shall recognize Tenant's right to enter upon the Additional Property for purposes of causing the removal of any
"bridge" structure connecting the Improvements to any improvements on the
Additional Property and otherwise completing the work necessary to cause the separation of the Improvements from any improvements on the Additional Property in accordance with Section 10.2 of this Lease. In connection with Landlord's agreement above,

                                       39

Tenant shall pay all reasonable out-of-pocket costs of the Landlord, the Owner
Participant and the Indenture Trustee in connection therewith (including, without limitation, the reasonable fees of attorneys and the reasonable fees and necessary out-of-pocket expenses of the architects, engineers, planners, appraisers and other professionals retained by Landlord, the Owner Participant or the Indenture Trustee in connection therewith). Either party shall have the right to record the Reciprocal Easement Agreement at the sole cost and expense of the party so recording.

         Section 24.4 Power Plant. During the Base Term and during any Extension
Terms, and at all times subject to compliance with Applicable Law, Tenant shall have the right to install and maintain, at its cost and expense, so long as such installation shall not have more than a de minimis adverse effect on the use, economic life or value of the Property, electric utility lines and appurtenant facilities between the Additional Property and the existing power plant on the
Property (the "Power Plant") at such locations as may be reasonably acceptable to Landlord. Tenant shall have the right to "hook up" and distribute electrical power and steam from the Power Plant to the Additional Property as may be necessary or desirable to provide adequate electric power and steam service to the Additional Property, so long as such action would not (a) result in a loss of the Power Plant's Qualifying Facility status under PURPA and FERC's implementing regulations or (b) subject the Owner Participant, the Owner
Trustee, the Indenture Trustee or the Noteholders to regulation under PUHCA.
Upon the expiration or earlier termination of this Lease, any such electric utility lines and appurtenant facilities shall be removed by Tenant in accordance with Section 10.2 hereof.

         Section 24.5 Construction of Bridge. At any time during the Term and throughout the Term and for so long as no Material Default or Event of Default has occurred and is continuing, Tenant shall have the right, at its sole cost and expense, to construct and maintain an enclosed structure (the "Bridge")
connecting the Improvements to any improvements constructed on the Additional
Property. The size, location, and design of the Bridge shall be determined by
Tenant, subject to Landlord's reasonable approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such design shall be in accordance with good construction practice and designed to account for the removal thereof pursuant to the provisions of Section 10. The construction of the Bridge shall be undertaken in accordance with the terms and provisions of
Section 24.7 hereof and shall not have more than a de minimis adverse effect on the use, economic life or value of the Property (which determination shall be made at the time of the proposed construction thereof). Tenant shall be liable for all costs associated with the maintenance of the Bridge. Title in and to the
Bridge shall remain with Tenant throughout the Term of this Lease. Upon the expiration or earlier termination of this Lease, any such Bridge shall be removed by Tenant and Tenant shall restore the Property to the condition existing prior to the construction of the Bridge in accordance with Section 10.2 hereof.

         Section 24.6 Expansions. At any time during the Term and throughout the
Term and for so long as no Material Default or Event of Default has occurred and is continuing, Tenant shall have the right, at its sole cost and expenses, to construct one or more additional buildings,

                                       40

improvements, or expansions to the then-existing Improvements on the Property
(each, an "Expansion"), as Tenant may desire on any portion of the Property.
Each such Expansion shall be undertaken in accordance with the terms and provisions of Section 24.7 hereof and shall not have more than a de minimis adverse effect on the use, economic life or value of the Property (which determination shall be made at the time of the proposed undertaking thereof). If
Tenant desires to construct any such Expansion, Tenant shall provide Landlord written request for consent thereto. Landlord shall thereafter have thirty (30)
days to grant or deny its consent as aforesaid. If Landlord shall have failed to expressly grant or deny its consent to any such Expansion within such thirty
(30) days, Landlord shall be deemed to have given its consent to such Expansion.
The size, location, and design of each Expansion shall be determined by Tenant, subject to Landlord's reasonable approval. Title in and to each Expansion shall remain with Tenant throughout the Term of this Lease and shall without further act of the parties hereto vest in Landlord immediately upon the expiration or earlier termination of this Lease. Tenant shall not be obligated to remove all or any part of any Expansion upon the expiration or earlier termination of this
Lease, unless Landlord shall have expressly required the removal of such at the time of its grant of its consent to such Expansion.

         Section 24.7 Construction Obligations. Tenant's right to construct the
Bridge and/or any Expansion is in each instance subject to the conditions that:

              (a) any such construction shall not decrease the current or residential Fair Market Sales Value, condition, utility or remaining useful life of the Improvements below the current or residual Fair Market Sales Value, condition, utility or remaining useful life of the Improvements immediately prior to any such construction and any such construction shall not cause the
Improvements to be characterized as "limited-use property" (as defined in
Revenue Procedure 2001-28);

              (b) Tenant has delivered to the Indenture Trustee, Landlord and any mortgagee of the Property the plans and specifications relating to the proposed construction, which shall be subject to Landlord's approval, not to be unreasonably withheld, conditioned or delayed;

              (c) Tenant shall (1) certify to Landlord and the Indenture Trustee
(x) that any such construction shall be built under the supervision of a certified architect, and (y) as to the matters set forth in Section 24.7(a)
above, and (2) deliver a certificate of a qualified engineer to the effect that the structural integrity of the Improvements will not be impaired by such construction;

              (d) any such construction, once commenced, shall be diligently pursued to completion and shall be completed within a reasonable time (but in any case at least 24 months prior to the end of the Base Term), subject to force majeure;

              (e) any such construction shall not be in violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property or

                                       41

              (f) which could materially affect title to the Property and any such construction shall not result in any Liens being placed on the Property;
and

              (g) no such construction shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations relating to such construction of all municipal and other Governmental Authorities having jurisdiction.

              (h) Tenant shall obtain and deliver to Landlord the following:

              (i) worker's compensation insurance covering all persons employed in connection with such construction, repair, installation, attachment or replacement; and

              (ii) reasonable comprehensive general liability and property damage insurance from each contractor performing such construction, repair, installation, attachment or replacement naming Landlord and its designees with coverage of at least $10,000,000 single limit;

              (iii) unless Guarantor shall maintain at all relevant times a
         Credit Rating of at least Investment Grade from the Rating Agencies, a performance bond and labor and materials payment bond (issued by a surety company and in form both reasonably satisfactory to Landlord), each in an amount equal to one hundred percent (100%) of such estimated cost, or such other security as is reasonably acceptable to Landlord, and which shall also run in favor of the Indenture Trustee.

              (i) Upon completion of any such construction, Tenant, at Tenant's expense, shall obtain (to the extent required by any governmental authority)
certificates of final approval of such construction (or temporary certificates if and only for so long as final certificates are not available and temporary certificates permit the occupancy of the Property by Tenant for its intended use) and shall furnish Landlord and Indenture Trustee with copies thereof, together with "as-built" plans and specifications for such construction;

              (j) In the event any notice of violation is placed against the
Property arising out of any such construction, it shall be cured by Tenant as soon as reasonably possible, subject to Permitted Contests, but in no event later than sixty (60) days after Tenant has Actual Knowledge of such violation from any source, or, if any such violation cannot be cured within such period,
Tenant shall commence to cure such violation or contest same within such sixty
(60) day period.

              (k) In connection with completing any such construction, Tenant, at its expense, shall promptly repair, replace or restore any and all
Improvements which have been damaged or destroyed by Tenant in the exercise of the rights granted under Section 24.5.

                                       42

              (l) Any improvements constructed by Tenant pursuant to the foregoing, for purposes of maintenance, operation, insurance, taxes, repairs, reconstruction and restoration under this Agreement, shall be Tenant's sole and exclusive obligation.

              (m) Any such construction activities shall be performed in compliance with this Agreement and all Applicable Laws.

              (n) No such construction shall cause the Landlord or the Property to be in violation of any Applicable Laws.

              (o) Tenant agrees to pay on an After Tax Basis to Landlord all costs and expenses in connection with any such construction, including, without limitation, the additional cost of construction, maintenance, repair and replacement of any common footings, foundations, exterior walls, load bearing walls and retaining walls and for Landlord's reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals retained in connection with Landlord's review and consideration of Tenant's exercise of its rights under Sections 10.2, 24.5 and 24.6.

              (p) Tenant shall defend, indemnify and hold harmless the Landlord and the Indenture Trustee from all claims, actions, demands, causes of action, losses and proceedings and costs incurred in connection therewith (include reasonable attorneys' fees actually incurred and costs of suit at trial and appellate levels) resulting from any accident, act, omission, cost, expense, injury or loss or damage whatsoever occurring to any Person or to the property of any Person arising out of or resulting from the performance of any construction activities performed or authorized by Tenant or by, through or under Tenant, except that Landlord shall not be indemnified to the extent such claims, actions, demands, causes of action, losses and proceedings and costs arise out of or result from Landlord's gross negligence or willful misconduct and the Indenture Trustee shall not be indemnified to the extent such claims, actions, demands, causes of action, losses and proceeding and costs arrive out of a result from the Indenture Trustee's negligence or willful misconduct. The provisions of Sections 10.1(e) of the Participation Agreement shall apply to the claims procedure for indemnity hereunder.

                                   ARTICLE 25
                        EASEMENTS, ZONING, AND APPROVALS

              Section 25.1 Grant of Easements. (a) If no Material Default or
Event of Default shall occur and be continuing, Landlord shall from time to time during the Term (within thirty (30) days after its receipt of (x) the written request of Tenant to Landlord with a copy to the Indenture Trustee accompanied by (1) a written report that describes (A) the nature of the Action (as defined below) and (B) the form and amount of consideration to be paid or received, and
(2) copies of all Governmental Approvals and governmental filings required in connection with such Action, (y) such other documents, surveys, site plans, plans and specifications and the like as Landlord shall reasonably request (such request to be made within fifteen (15) days of receipt of notice under clause
(x) hereof), and (z) an officer's certificate certifying as to the satisfaction of

                                       43

the requirements of Sections 25.1(b)(ii), (vii) and (viii) below, subject to the requirements of Section 25.1(b) hereof), (i) grant easements, licenses, rights of way and other rights and privileges in the nature of easements of such nature, extent and duration as Tenant may reasonably request, including, without limitation, the Reciprocal Easement Agreement in accordance with the provisions of Section 24.3, (ii) release or relocate existing easements and appurtenances which are for the benefit of the Property as Tenant may reasonably request,
(iii) execute and deliver any instrument necessary or appropriate to confirm such grants or releases to any Person, and (iv) cause any Lien to be subordinated to any such easement, license, right or way or other right or privilege.

              (b) The obligations pursuant to Section 25.1(a) hereto shall be subject to the requirements that:

              (i) any action taken pursuant to Section 25.1(a) hereof (an
         "Action") shall be at the sole cost and expense of Tenant, and, whether or not any proposed Action is consummated, Tenant shall pay on an After
         Tax Basis all reasonable out-of-pocket costs of Landlord, Owner
         Participant and the Indenture Trustee in connection therewith
         (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals retained by the Landlord, the Owner Participant or the Indenture
         Trustee in connection with any proposed Action);

              (ii) other than to a de minimis extent, the requested Action will not interfere with and is not detrimental to the continued use and operation of the Property and will not cause the Property or any portion thereof to fail to comply in all respects with the provisions of this Lease, the other Operative Documents and all Applicable Laws and applicable Permitted Liens (including, without limitation, all applicable zoning, planning, building, and subdivision ordinances, all applicable setback and parking requirements, all applicable restrictive covenants and all applicable architectural approval requirements) and will not cause a breach of or a default under any mortgages secured by or other loan document evidencing indebtedness secured by the Property;

              (iii) all consideration received in connection with any Action
         (net of all expenses paid by Tenant under clause (i) above) shall be paid to Tenant and any portion thereof (to the extent received by
         Tenant) which is allocable to the interests of the Landlord shall be paid by Tenant over to such party as its interest may appear promptly following receipt thereof;

              (iv) all documents executed in connection with any Action shall be reasonably satisfactory in form and substance to the Landlord, the
         Owner Participant and the Indenture Trustee;

              (v) the items required to be delivered with the written request of
         Tenant required pursuant to Section 25.1(a) shall all be in form and substance reasonably satisfactory to the Landlord and the Owner
         Participant;

                                       44

              (vi) this Lease and Tenant's obligations hereunder shall continue in full force and effect, without abatement, suspension, deferment, diminution, reduction, counterclaim, setoff, relevant defense or deduction, notwithstanding the taking of any requested Action or the refusal of the Landlord or the Indenture Trustee to take any requested
         Action;

              (vii) to the extent any agreement entered into in connection with such Action provides any party a right to a lien or security interest on any portion of the Property, such agreement shall expressly provide that such lien or security interest shall be subject and subordinate to any mortgage on the Property;

              (viii) no such requested Action shall decrease the current or residual Fair Market Sales Value, condition, utility or remaining useful life of the Improvements below the current or residual Fair
         Market Sales Value, condition, utility or remaining useful life of the
         Improvements immediately prior to any such Action or otherwise cause any adverse tax consequences to Landlord or cause the Property to be deemed to be "limited use property" within Revenue Procedure 2001-28.

              (ix) Landlord shall have received at Tenant's sole cost and expense any title endorsement to its Title Policy as Landlord reasonably requests in connection therewith; and

              (x) the Indenture Trustee shall have received at Tenant's sole cost and expense any title endorsement to the Title Policy as the
         Indenture Trustee reasonably requests in connection therewith.

         Section 25.2 Approvals. Tenant shall have the right to seek, for itself and on behalf of Landlord, any and all Governmental Actions to be obtained or maintained by Tenant with respect to the use or occupancy of the Property or the construction, use or occupancy of any Bridge or any Expansion, in each case in accordance with the terms and provisions of this Lease. Landlord shall cooperate in all reasonable respects in obtaining any such permit, consent or approvals, including, without limitation, executing and submitting any required consents or, where necessary, joining in any applications required by any Applicable Law with respect thereto. To the extent Landlord is required to execute any document, instrument, application or the like in connection therewith, each such document, instrument or application shall be subject to the approval, as to form and substance, of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay all of Landlord's and the Owner
Participant's reasonable out-of-pocket costs incurred in connection with the foregoing.

         Section 25.3 Landlord Covenant to Not Grant Contracts and Easements.
Landlord shall not grant any lease, service contracts, easements, licenses or other possessory interests in the Property to any party at any time during the
Term without Tenant's prior written consent, which Tenant may withhold in its reasonable discretion.

                                       45

         Section 25.4 Covenant to Not Affect Zoning. During the Term, neither
Landlord nor Tenant shall initiate or consent to any zoning or land use reclassification for the Property, or any portion thereof, or seek any variance or conditional use permit under any zoning ordinance or any other Applicable
Law, without the other's prior written consent, which the other party may withhold in its sole and absolute discretion; provided, however, that Landlord and Tenant shall not have the right to consent to any reclassification that could reasonably be expected to have a material adverse effect on the value of the Property.

                                   ARTICLE 26
                                  MISCELLANEOUS

         Section 26.1 Binding Effect; Successors and Assigns; Survival. The
terms and provisions of this Lease, and the respective rights and obligations hereunder of Landlord and Tenant, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of
Landlord, any Person to whom Landlord may transfer the Property) and inure to the benefit of their respective permitted successors and assigns.

         Section 26.2 Quiet Employment. So long as no Event of Default shall have occurred and be continuing, Tenant shall have the right during the Term to peaceably and quietly hold, possess and use any and all of the Property hereunder without any manner or suit, trouble or hindrance of and from any
Person claiming by, through, or under Landlord.

         Section 26.3 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any
Person shall be in writing sent to either that Person's Address, and a copy thereof shall be sent to each Person to receive a copy pursuant to the definition of "Address", by (i) a prepaid nationally recognized overnight courier service, and any such notice shall be deemed received one (1) Business
Day after delivery to a nationally recognized courier service specifying overnight delivery, (ii) U.S. certified or registered mail, return receipt requested, postage prepaid, and such notice shall be deemed received when actually received, as evidenced by the return receipt, or when delivery is first refused, or (iii) in person. From time to time any party may designate a new
Address for purposes of notice hereunder by giving fifteen (15) days' written notice thereof to each of the other parties hereto.

         Section 26.4 Severability. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and each party hereto shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by applicable law, Tenant hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

                                       46

         Section 26.5 Amendments, Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Lease and the other Operative Documents are intended by the parties as a final expression of the transaction contemplated hereby and by the other Operative Documents and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein.

         Section 26.6 Headings. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

         Section 26.7 Memorandum of Lease; Counterparts. This Lease may be
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Tenant and or Landlord agree that a memorandum of this Lease (and any amendment hereof) shall be executed and recorded, at Tenant's expense, in the land records of the jurisdiction in which the Property is situated.

         Section 26.8 Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State in which the Property is situated without regard to choice of law rules.

         Section 26.9 Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term (but on no more than two occasions during each consecutive period of twelve (12) calendar months occurring after the Closing Date), it will promptly, but in no event later than thirty (30) days after the reasonable request by the other party hereto, execute, acknowledge and deliver to such other party a certificate in the form of Exhibit E attached hereto. In addition, each party agrees to include in such certificate such other items as may be reasonably requested under the circumstances giving rise to the delivery of such certificate. Such certificate may be relied upon by any bona fide, permitted purchaser or partner of, or mortgagee with respect to, Landlord's or Tenant's interest in the Property
(direct or indirect), or any prospective assignee, subtenant of Tenant in respect of all or any part of the Property or other bona fide Person of interest.

         Section 26.10 No Joint Venture. Any intention to create a joint venture or partnership relation between Landlord and Tenant is hereby expressly disclaimed.

         Section 26.11 No Accord and Satisfaction. The acceptance by Landlord of any sums from Tenant (whether as Rent or otherwise) in amounts which are less than the amounts due and payable by Tenant hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction, or compromise, of any dispute between such parties regarding sums due and payable by Tenant hereunder, unless Landlord specifically deems it as such in writing.

                                       47

         Section 26.12 No Merger. In no event shall the leasehold interests, estates or rights of Tenant hereunder merge with any interests, estates or rights of Landlord in or to any and all of the Property, it being understood that such leasehold interests, estates and rights of Tenant hereunder shall be deemed to be separate and distinct from Landlord's interests, estates and rights in or to the Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

         Section 26.13 Naming and Signage of the Property. Tenant shall have the sole and exclusive right, at any time and from time to time, to select the name or names of the Property and the Improvements, and the sole and exclusive right to determine not to use any name in connection with the Property, as well as all rights in respect of signage for or in connection with the Property. Landlord shall not have or acquire any right or interest with respect to any such name or names used at any time by Tenant, or any trade name, trademark service mark or other intellectual property of any type of Tenant. Landlord shall cooperate with
Tenant to effectuate Tenant's sign rights hereunder, at no cost to Landlord.

         Section 26.14 Conveyance Expenses. All transfer taxes, title insurance premiums, and other costs, fees and expenses (including reasonable attorneys'
fees and expenses) incurred in connection with the transfer of any or all of the
Property to or by Tenant under Articles 11, 12, and 13 shall be paid by Tenant.
All such amounts incurred in connection with a transfer to Tenant or its designee under Article 4 shall be paid in accordance with the terms of the relevant offer.

         Section 26.15 Expenses. Whenever this Lease provides for the reimbursement by Tenant of costs and expenses of Landlord, then such reimbursement obligation shall be limited to actual, out-of-pocket third party costs and expenses.

         Section 26.16 Independent Covenants. The covenants of Landlord and
Tenant herein are independent and several covenants and not dependent on the performance of any other covenant in this Lease.

         Section 26.17 Remedies Cumulative. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to the Landlord or Tenant or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by
Landlord or Tenant, as the case may be. No delay or omission by Landlord or
Tenant in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver or any default on the part of Tenant or Landlord, as the case may be, or to be in acquiescence therein. Landlord's or Tenant's consent to any request made by the other party shall not be deemed to constitute or preclude the necessity for obtaining Landlord's or Tenant's consent, as the case may be, in the future, to all similar requests. No waiver shall in any way be, or be construed to be, a waiver with respect to any future circumstances.

                                       48

         Section 26.18 Holding Over. Tenant covenants that if for any reason
Tenant shall fail to vacate and surrender possession of the Property or any part thereof on or before the expiration or earlier termination of this Lease and the
Term, then Tenant's continued possession of the Property shall be as a month-to-month tenant at sufferance, during which time, without prejudice and in addition to any other rights and remedies Landlord may have hereunder or at law,
Tenant shall pay to Landlord an amount equal to one hundred fifty percent (150%)
of the total monthly amount of Rent payable hereunder immediately prior to such termination, which amount shall be payable in arrears on the last Business Day of each month and such occupancy shall otherwise be deemed to be subject to the terms and conditions of this Lease (except that no Alteration may be made unless required by Applicable Law). The provisions of this Section shall not in any way be deemed to (i) permit Tenant to remain in possession of the Property after the expiration date or sooner termination of this Lease, or (ii) imply any right of
Tenant to use or occupy the Property upon expiration or termination of this
Lease and the Term and no acceptance by Landlord of payments from Tenant after the expiration date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

         Section 26.19 Security Funds. Any amounts otherwise payable to Tenant under this Lease or any other Operative Document but which shall be paid to or retained by Landlord pursuant to the terms hereof as a result of any Material
Default or Event of Default shall be held and applied by the Indenture Trustee in accordance with the terms of the Indenture, or if the Lien of the Indenture shall have been fully discharged in accordance with Section 3 thereof, Landlord, as security for the obligations of Tenant under this Lease and the other
Operative Documents and, at such time as there shall not be continuing any such
Material Default or Event of Default, such amounts, net of any amounts theretofore applied to Tenant's obligations hereunder or under any other
Operative Document (which application is hereby permitted), shall be paid to
Tenant within 30 days. Any such amounts which are held by the Indenture Trustee or Landlord (as the case may be) pending payment to Tenant shall, until paid to
Tenant as provided herein or until applied against Tenant's obligations hereunder, or under any other Operative Document in connection with any exercise of remedies hereunder, be invested in Permitted Investments by the Indenture
Trustee or Landlord (as the case may be) as directed from time to time by
Landlord for the benefit and at the risk and expense of Tenant.

         Section 26.20 Lease Subordinate; Non-Disturbance. Subject to and
conditioned upon Tenant's rights of non-disturbance set forth in the SNDA,
Tenant acknowledges and agrees that this Lease, the leasehold estate of Tenant created hereby and all rights of Tenant hereunder are and shall be subject and subordinate to the Lien of the Indenture and to all renewals, modifications, consolidations, replacements and extensions thereof.

                                       49

         Section 26.21 Prevailing Parties. Except as provided in Article 17, if either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether or not such action is brought to judgment and whether incurred before or after the filing of any such action, and a party's right to the foregoing shall not merge with but shall survive the entry of judgment.

         Section 26.22 Further Assurances. Tenant and Landlord, at Tenant's cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as either reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Lease and the other Operative Documents.

         Section 26.23 Interest Conveyed. This Lease is an agreement of lease and Landlord does not convey to Tenant any right, title or interest in or to the
Property except as a lessee.

         Section 26.24 Non-Recourse. Notwithstanding anything in this Lease to the contrary, the obligations of Landlord under this Lease are not personal obligations of the Trust Company, in its individual capacity, the Owner
Participant or beneficiaries of Landlord and neither the Trust Company, the
Owner Participant nor beneficiaries of Landlord shall have any obligation, or incur any liability, beyond Landlord's interest in the Property and Tenant shall look exclusively to such interest of Landlord in the Property for the payment and discharge of any obligation imposed upon Landlord under this Lease. Tenant agrees that, with respect to any judgment which may be obtained by Tenant against Landlord, Tenant shall look solely to the estate or interest owned by
Landlord in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Landlord or seek recourse against the assets of the Trust Company, the Owner Participant or beneficiaries of Landlord.

         Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Trustee is made and intended not as personal representations, undertakings and agreements by
Trust Company but is made and intended for the purpose for binding only the
Trust Estate and (c) under no circumstances shall Trust Company be personally liable for the payment of any indebtedness or expenses of the Owner Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustee under this Agreement.

         Section 26.25 References to Indenture Trustee. Any consent required from, any notice required to be delivered to, and any other reference to the
Indenture Trustee herein shall be deemed to apply only so long as the Lien of the Indenture shall not have been discharged in accordance with Section 3 thereof.

                                       50

         Section 26.26 Security for Landlord's Obligations to the Indenture
Trustee. In order to secure the Indenture Notes, the Landlord will assign and grant a Lien to the Indenture Trustee in and to all of the Landlord's right, title and interest in, to and under this Lease, and grant a security interest in favor of the Indenture Trustee in all of the Landlord's right, title and interest in and to the Property (other than Excluded Amounts and Excepted
Rights). The Tenant hereby consents to such assignment and to the creation of such Lien and security interest and acknowledges receipt of copies of the
Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Tenant under any other circumstances and shall not release Landlord from any of its obligations hereunder. Unless and until the Tenant shall have received written notice from the Indenture Trustee that the Lien of the Indenture has been fully terminated, the Indenture Trustee shall have the right to exercise the rights of the Landlord under this Lease to the extent set forth in and subject in each case to the exceptions set forth in the Indenture. TO THE EXTENT, IF ANY, THAT
THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM
COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY
INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY
COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE
IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE
INDENTURE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

                                       51

         IN WITNESS WHEREOF, Landlord and Tenant have duly authorized executed and delivered this Lease as of the date first hereinabove set forth.

                                LANDLORD:

                                WACHOVIA BANK OF DELAWARE,
                                NATIONAL ASSOCIATION, not in its
                                individual capacity but solely as Owner Trustee

                                By:      /s/
                                         ---------------------------------------
                                Name.
                                         ---------------------------------------
                                Title:   Vice President
                                         ---------------------------------------

                                TENANT:

                                ONDEO NALCO COMPANY, a Delaware corporation

                                By:      /s/
                                         ---------------------------------------
                                Name:
                                         ---------------------------------------
                                Title:   Treasurer
                                         ---------------------------------------

                             [LEASE-SIGNATURE PAGE]

                                   SCHEDULE I

                                  TIME PERIODS

A. MASTER LEASE

Section 7.1 (Liens)
         "but not later than forty-five (45) days" deemed changed to "but not later than thirty-five (35) days."

Section 8.1(b) (Use)
         "upon at least sixty (60) days' prior written notice to Landlord"
         deemed changed to "upon at least seventy (70) days' prior written notice to Sublandlord."

         "at any time upon thirty (30) days' prior written notice to Tenant"
         deemed changed to "at any time upon twenty (20) days' prior written notice to Subtenant."

Section 8.3(c) (Alterations)
         The fourth sentence of Section 8.3(c) shall be incorporated into this
         Sublease as follows: "Subtenant may execute such applications or similar documents on behalf of and (if necessary) in the name of, the
         Master Landlord or Sublandlord, as the case may be, for all Alterations for which the consent of Master Landlord or Sublandlord, as the case may be, is not required, and for Alterations for which the consent of the Master Landlord or the Sublandlord is required, has been granted or deemed granted, but Master Landlord or Sublandlord does not execute such documents in the case of Master Landlord, within twenty (20) days or in the case of the Sublandlord, within thirty (30) days after
         Subtenant's request therefor; provided, however that as a consequence of such execution there shall be no material indemnified and no unindemnified consequences thereof to the Master Landlord or the
         Sublandlord, as the case may be, or the Owner Participant.

Section 9.1(d) (Coverage)
         "on or before the tenth (10th) day prior to the expiration" deemed changed to "on or before the fifteenth (15th) day prior to the expiration."

         "not less than five (5) days prior to any sale" deemed changed to "not less than ten (10) days prior to any sale."

         "within fifteen (15) Business Days after receipt of demand" deemed changed to "within ten (10) Business Days after receipt of demand."

Section 9.1(f) (Coverage)
         "within thirty (30) days after such occurrence" deemed changed to
         "within twenty (20) days after such occurrence."

Section 12.1 (Event of Loss)
        "prompt (but no later than 45 days after such occurrence) written notice" deemed changed to "prompt (but no later than 35 days after such occurrence) written notice."

Section 16.1(a) (Events of Default)
         "within ten (10) Business Days after the date such amount first becomes due and payable" deemed changed to "within eight (8) Business Days after the date such amount first becomes due and payable."

                                        1

Section 16.1(b) (Events of Default)
         "within fifteen (15) Business Days after Tenant's receipt of written notice" deemed changed to "within ten (10) Business Days after
         Subtenant's receipt of written notice."

         "within fifteen (15) Business Days after the date such amount first becomes due and payable" deemed changed to "within ten (10) Business
         Days after the date such amount first becomes due and payable."

Section 16.1(d) (Events of Default)
         "shall continue for a period of thirty (30) days after Tenant's receipt of written notice" deemed changed to "shall continue for a period of twenty (20) days after Subtenant's receipt of written notice" and subsequent references to "thirty (30) days" or "such thirty (30) day period" deemed changed to "twenty (20) days" or "such twenty (20) day period," as the case may be.

Section 16.1(e) (Events of Default)
         "not cured within thirty (30) Business Days after Tenant's receipt of written notice" deemed changed to "not cured within twenty (20)
         Business Days after Subtenant's receipt of written notice" and subsequent references to "thirty (30) days" or "such thirty (30) day period" deemed changed to "twenty (20) days" or "such twenty (20) day period," as the case may be.

Section 18.1 (Right to Perform for Tenant)
         "upon thirty (30) days' written notice to Tenant" deemed changed to
         "upon twenty (20) days' written notice to Subtenant."

Section 26.3 (Notices)
         "by giving fifteen (15) days' written notice" deemed changed to "by giving ten (10) days' written notice."

Section 26.9 (Estoppel Certificates)
         With respect to requests from Master Landlord, the phrase "in no event later than thirty (30) days after the reasonable request by the other party" deemed changed to "in no event later than twenty-five (25) days after the reasonable request by the other party."

B. PARTICIPATION AGREEMENT

Section 5.2(a)(ii)
         "promptly and in any event no less than thirty (30) days after the effective date thereof" deemed changed to "promptly and in any event no less than twenty-five (25) days after the effective date thereof."

Section 5.2(a)(iv)
         "promptly and in any event no less than thirty (30) days after the effective date thereof" deemed changed to "promptly and in any event no less than twenty-five (25) days after the effective date thereof."

Section 5.4(a)
         "but in no event later than 120 days after the end of such year" deemed changed to "but in no event later than 110 days after the end of such year."

Section 5.4(b)
         "but in no event later than 90 days after the end of such quarter"
         deemed changed to "but in no event later than 80 days after the end of such quarter."

Section 5.7
         "no later than 30 days prior to such change" deemed changed to "no later than 40 days prior to such change."

                                       2